UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

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RigNet, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF
2018 ANNUAL MEETING
OF STOCKHOLDERS
Time and Date:	8:00 a.m. Central Daylight Time, May 2, 2018
Location:	RigNet, Inc., 15115 Park Row Boulevard, Suite 300
Houston, Texas 77084

April 2, 2018

Dear Stockholder:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders of RigNet, Inc. (the “Company” or “RigNet”), which will be held at 8:00 a.m., Central Daylight Time, on Wednesday, May 2, 2018 at RigNet’s headquarters located at 15115 Park Row Boulevard, Suite 300, Houston, Texas 77084.  Following a report on RigNet’s business operations, stockholders will vote to:

Elect the nine directors named in our proxy statement to serve until the 2019 Annual Meeting of Stockholders or until their respective successors have been elected and qualified or until the earliest of their removal, resignation or death;

Ratify the selection of Deloitte & Touche LLP as our independent auditors for 2018; and
Approve a non-binding advisory resolution on RigNet’s executive compensation.

Stockholders will also consider any other business as may properly come before the Annual Meeting.

You are eligible to vote if you were a stockholder of record at the close of business on March 5, 2018.  Please ensure that your shares are represented at the meeting by promptly voting and submitting your proxy on the Internet or by completing, signing, dating and returning your proxy card in the enclosed envelope.  If you decide to attend the meeting and vote, you may withdraw your proxy at that time.

To assist you in voting your shares, in addition to this Notice of Annual Meeting, you will find enclosed the 2018 Proxy Statement and our 2017 Annual Report to Stockholders, which includes the Company’s audited financial statements.

On behalf of the Board of Directors and employees of RigNet, we thank you for your continued interest in and support of the Company.

Sincerely,

/s/ James H. Browning	/s/ Shelly Buchman
James H. Browning	Shelly Buchman
Chairman of the Board	Associate General Counsel and Corporate Secretary

Houston, Texas

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
Our Proxy Statement and Annual Report to Stockholders are available at https://materials.proxyvote.com/766582

Your vote is important.  Please vote promptly.

PROXY SUMMARY

This summary highlights information contained elsewhere in the proxy statement.  This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

RIGNET 2018 ANNUAL MEETING OF STOCKHOLDERS
Time and Date:	8:00 a.m. Central Daylight Time, May 2, 2018
Location:	RigNet, Inc., 15115 Park Row Boulevard, Suite 300
Houston, Texas 77084

Voting. Stockholders as of the record date, March 5, 2018, are entitled to vote.  Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals on which to be voted.

Each stockholder’s vote is important.  Even if you plan to attend our Annual Meeting in person, please cast your vote as soon as possible by:

using the Internet at	mailing your signed proxy or voting
https://materials.proxyvote.com/766582	instruction form

Attendance. RigNet stockholders as of the record date are entitled to attend the Annual Meeting.

MEETING AGENDA AND VOTING RECOMMENDATIONS
	Page Reference for More Information	Vote Recommendation
Election of 9 directors	4 and 40	For each director nominee
Management proposal:
Ratify Deloitte & Touche LLP as our independent auditors for 2018	40	For
Stockholder advisory vote:
Approve our named executive officers' compensation	41	For
Transact other business that properly comes before the meeting

BOARD NOMINEES
Name	Age	Director Since	Position with Our Company	Inde-pendent	Committee Membership				Other Board Service Experience
					AC	CC	CGN	CDC
Steven E. Pickett	54	2016	Chief Executive Officer and President						X
James H. Browning	68	2010	Chairman, Independent Director	X	X/F	X	X		X
Mattia Caprioli	44	2013	Independent Director	X			X	X	X
Ditlef de Vibe	63	2011	Independent Director	X		X		X
Kevin Mulloy	59	2012	Independent Director	X	X			C
Kevin J. O'Hara	57	2010	Independent Director	X		X	C		X
Keith Olsen	61	2010	Independent Director	X		C	X		X
Gail P. Smith	58	2018	Independent Director	X			X
Brent K. Whittington	47	2010	Independent Director	X	C/F			X
2017 Meetings					5	7	6	5

AC	Audit Committee
CC	Compensation Committee	C	Chair
CGN	Corporate Governance and Nominating Committee	F	Audit Committee Financial Expert
CDC	Corporate Development Committee

Director Not Standing for Reelection:
Mr. Charles L. Davis, 52, who has served on our board since 2005, has elected not to stand for re-election at the 2018 annual meeting.  Mr. Davis currently serves as a member of both our Audit and Corporate Development Committees.

i

Attendance:
In 2017, each of our current directors attended at least 75% of the meetings of the Board and committees on which the member served during the year.

Director Elections:
Directors are elected annually to serve until the next annual meeting of stockholders. In uncontested elections of directors, where the number of candidates does not exceed the number of open board positions, directors are elected by a majority of votes cast. In contested elections, where the number of candidates exceeds the number of open board positions, directors are elected by a plurality of votes cast.

2017 PERFORMANCE AND COMPENSATION HIGHLIGHTS
RigNet performance. The Board of Directors believes changes made to executive leadership during 2016 and 2017 position the Company for continued growth of market share in our core managed communications business to the oil and gas industry, strategic expansion into adjacent remote communications markets and in the introduction of new products that move us “up the stack.”  The Chief Executive Officer (“CEO”) and other named executives are responding to changing technologies and market conditions by focusing on customer service and market and product diversification, while continuing to generate positive cash flow from operations.

Compensation decisions reflect a balanced and responsible pay approach. The Compensation Committee has responsibility for oversight of RigNet’s executive compensation framework.  Within that framework, the Compensation Committee works to align pay with performance and to create incentives that reward responsible risk-taking that also consider RigNet’s business environment.

In order to maintain our ability to attract and retain highly skilled executives, the Compensation Committee believes that the total compensation of our executives should be competitive with the market in which we compete for talent.  The Compensation Committee reviews and considers, among other factors, the compensation of our peer group companies, individual performance and company performance when making compensation decisions.  Our pay-for-performance philosophy is incorporated into both our Short-term Incentive Plan (“STIP”), which compensates our executives with short-term incentives for meeting and exceeding corporate goals tied to revenue and earnings and individual objectives, which may be paid in either equity or cash as determined annually by our Board, and our Long-Term Incentive Plan (“LTIP”), which compensates our executives through three-year equity awards for meeting and exceeding specific performance targets, stock options to encourage stock appreciation and through time vested restricted stock units for risk mitigation and stability. STIP and LTIP goals and awards are established annually under our 2010 Omnibus Incentive Plan.

Our performance during 2017 achieved 72.3% of the Management EBITDA target and 102.5% of the Consolidated Revenue target, exceeding thresholds of our performance goals under the STIP, and as such STIP bonuses were funded to participants in our LTIP through the issuance of 160,595 shares of our stock and, for all other employees, cash bonuses totaling approximately $1,006,000 during 2018. A reconciliation of Management EBITDA to Net Income is presented in the Appendix to this proxy statement.

For 2017, our Compensation Committee set the base salary of our CEO, Mr. Pickett, at $485,000 and set target award opportunities for him under the 2017 STIP and LTIP each at 100% of base salary, based on peer compensation data obtained from our compensation consultant and negotiations during Mr. Pickett’s recruitment in 2016.  Mr. Pickett received a reimbursement of certain relocation related costs, as agreed to in his employment agreement.  In recognition of Mr. Pickett’s achievement of individual performance goals and leadership resulting in our progress in executing the strategic plan in 2017, the Compensation Committee exercised its discretion to increase Mr. Pickett’s STIP over his formulaic amount by 5.0%.  We paid Mr. Pickett’ STIP for 2017 in shares of our common stock to further align his interests with those of our stockholders.  The Compensation Committee believes our CEOs’ pay reflects the leadership skills and level of responsibility commensurate with our current size and market conditions. The Compensation Committee also believes that our CEO’s pay represents a balanced and responsible pay-for-performance approach to compensation.

Base salary and target award opportunities under the 2017 STIP and LTIP for Messrs. Sullivan, Hilbert, and Traupman were set based on negotiations during their recruitment during 2017 for Mr. Sullivan and 2016 for Messrs. Hilbert and Traupman.  Base salary and target award opportunities under the 2017 STIP and LTIP for Messrs. Schneider and Sutton remained unchanged from 2016 reflecting economic conditions and the fact that performance goals were not achieved during 2016.  Mr. Sutton’s and Mr. Schneider’s employment with the Company ended on June 23, 2017 and December 27, 2017, respectively. The Compensation Committee believes total compensation for these named executives reflects a balanced and responsible pay-for-performance approach to compensation.

Equity compensation.  Through equity compensation, our executives have a significant portion of compensation “at risk” and accordingly have the potential for earning above the median of our peer group.  “At risk” means executives will realize increased value as they manage and operate the Company to achieve financial, operational and strategic goals, which we believe closely correlate to long-term stockholder value creation.  RigNet grants restricted stock units (or RSUs) to named executives annually, which typically vest ratably over 4 years subject to continued employment.  RigNet also grants performance units (or PUs), which are earned following achievement of specific pre-established annual performance results and vest generally upon completion of the three-year performance period.  Although none were issued during 2017, RigNet has historically granted stock option awards to named executives, which typically vest over 4 years through continued employment. Pursuant to the Securities and Exchange Commission (“SEC”) rules, equity awards are reported in full for 2017 in the respective columns in the Summary Compensation Table.

2017 Summary Compensation
	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan	All Other Comp.	Total
Steven Pickett	$ 485,000	$ 21,951	$ 484,996	$ -	$ 439,014	$ 56,097	$ 1,487,058
Chief Executive Officer and President
Brendan Sullivan	148,077	-	-	-	84,915	33,998	266,990
Chief Technology / Information Officer
Jay Hilbert	275,000	55,000	247,504	-	17,752	480	595,736
Senior Vice President, Sales and Marketing
Edward Traupman	240,000	-	168,012	-	104,558	41,910	544,480
Vice President, System Integration & Global Customer Care
Charles Schneider	323,750	-	455,006	-	-	1,299,270	2,078,026
Former Senior Vice President and Chief Financial Officer
William Sutton	126,969	-	366,798	-	67,113	2,678	563,558
Former Senior Vice President and General Counsel

For more information on total compensation as calculated under SEC rules, see the narrative and notes accompanying the 2017 Summary Compensation Table, on page 27.

2018 Changes.  The Compensation Committee evaluates each component of total compensation for our employees and recommends changes to the Board to realize our key compensation objectives and incentivize performance.  The Board approved the following recommended changes with respect to 2018 compensation:

•	Increases to base salaries averaging 2.0% for our NEOs;
•	LTIP awards to NEO’s will consist of RSUs (40%), PUs (50%) and stock options (10%); and
•	Provide a Company-paid 4% match of voluntary contributions under the Company’s 401(k) plan that vest immediately.

EXECUTIVE COMPENSATION PROGRAM HIGHLIGHTS

Best-Practice Compensation Governance Features
Our executive compensation program is grounded in the following policies and practices, which promote sound compensation:

What We Do	What We Don’t Do
☐ Place a heavy emphasis on variable compensation	✖ Provide “single trigger” change in control severance benefits
☐ Require significant stock ownership	✖ Offer significant perquisites
☐ Enforce a clawback policy	✖ Allow excise tax gross up upon a change in control
☐ Conduct annual compensation risk assessments	✖ Permit hedging or short selling of Company stock
☐ Use an independent compensation consultant	✖ Re-price options and other equity incentives

Elements
Type	Form	Terms
Equity	Stock Options	• Options generally vest 25% per year subject to continued employment
• No automatic accelerated option vesting upon a change of control
	Restricted Stock Units	• Unit awards generally vest 25% per year subject to continued employment • No automatic accelerated stock award vesting upon a change of control

	Performance Units	• Unit awards generally vest based on achievement of performance measures over a multiple-year period • Awards vest at target for periods following a change in control

Cash or Equity	STIP	• Based on achievement of objective performance criteria and other qualitative goals
Cash	Salary	• Reviewed annually by the Compensation Committee

GOVERNANCE HIGHLIGHTS
Board Leadership
We have an independent chairman of the Board, with broad authority and responsibility over Board governance and its operations.  See “Board Leadership Structure and Role in Risk Oversight” on page 9 for more information.

Board Risk Oversight
Our Board has oversight for risk management with a focus on the most significant risks facing the Company, including strategic, operational, financial, legal and compliance risks.  See “Board Leadership Structure and Role in Risk Oversight” on page 9 for more information.
Director Independence
With the exception of Mr. Pickett, our CEO, all of our director nominees are independent.  An independent director chairs each Board committee.  See “Director Independence” on page 9 for more information.

Corporate Development
Our Board’s diversity of experience, technical and industry knowledge brings value by providing management oversight and guidance related to evaluating corporate development opportunities and managing risks from merger and acquisition initiatives.  See “Corporate Development Committee” on page 13 for more information.

Your vote is important.  Please complete, sign, date and return your proxy or voting instruction form, or submit your vote and proxy on the Internet.  Our Proxy Statement and Annual Report to Stockholders
are available at https://materials.proxyvote.com/766582.

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PROXY STATEMENT

RIGNET, INC.
15115 Park Row Boulevard, Suite 300
Houston, Texas 77084-4947

We are furnishing this proxy statement to stockholders in connection with RigNet’s solicitation of proxies on behalf of the Board of Directors for the 2018 Annual Meeting of Stockholders.  Distribution of this proxy statement and proxy card to stockholders is scheduled to begin on or about April 2, 2018.

Date, Time and Place of Meeting
Our Board of Directors (“the Board”) is asking for your proxy for use at the RigNet, Inc. 2018 Annual Meeting of Stockholders (the “Annual Meeting”) or at any adjournments or postponements thereof.  The Annual Meeting will be held on Wednesday, May 2, 2018, at 8:00 a.m., Central Daylight Time at RigNet’s headquarters located at 15115 Park Row Boulevard, Suite 300, Houston, Texas 77084.

Proposals
At our 2018 Annual Meeting of Stockholders, we are asking our stockholders to consider and act upon proposals to: (1) elect nine directors to serve until our 2019 Annual Meeting or until their respective successors have been elected and qualified or until the earliest of their removal, resignation or death; (2) ratify the appointment of Deloitte & Touche LLP as our independent auditor for the fiscal year ending December 31, 2018; and (3) approve a non-binding advisory resolution on RigNet’s executive compensation.

Record Date, Outstanding Shares and Quorum
Only stockholders of record at the close of business on March 5, 2018 (the “Record Date”) are entitled to notice of, and to vote at the Annual Meeting.  As of the Record Date, there were 18,400,647 outstanding shares entitled to vote at the Annual Meeting.  The presence, in person or by proxy, of the holders as of the Record Date of a majority of our outstanding shares is necessary to constitute a quorum for purposes of voting on the proposals at the Annual Meeting.  Abstentions and broker non-votes will count as present for purposes of establishing a quorum on the proposals.

If by the date of the Annual Meeting we do not receive sufficient shares to constitute a quorum or approve one or more of the proposals, the Chair of the Annual Meeting, or the persons named as proxies, may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies.  The persons named as proxies would typically exercise their authority to vote in favor of adjournment.

Broker Non-Votes
Under New York Stock Exchange Rule 452, which governs all brokers (including those holding NASDAQ-listed securities), brokers are entitled to vote shares held by them for their customers on matters deemed “routine” under applicable rules, even though the brokers have not received voting instructions from their customers.

Brokers, however, may not vote on “non-routine” matters on behalf of their clients in the absence of specific voting instructions. A broker “non-vote” occurs when a broker’s customer does not provide the broker with voting instructions on “non-routine” matters for shares owned by the customer but held in the name of the broker. In those instances, the broker cannot vote the uninstructed shares and reports the number of such shares as “non-votes.”

Proposal 1 (election of directors) and Proposal 3 (approving the compensation of our named executive officers) are each considered “non-routine” matters. Accordingly, a broker may not vote on those proposals without instructions from its customer, and broker “non-votes” may occur with respect to those proposals. Proposal 2 (ratification of the appointment of the Company’s independent registered public accounting firm) qualifies as a “routine” matter. Your broker, therefore, may vote your shares in its discretion if you do not provide instructions on how to vote on this “routine” matter.

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Voting
If you are a holder of our common stock, you are entitled to one vote at the Annual Meeting for each share that you held as of the Record Date. Cumulative voting for directors is not permitted.  The Inspector of Elections appointed for the Annual Meeting will tabulate all votes.

You may vote in person at the Annual Meeting or by proxy.  Even if you plan to attend the Annual Meeting, we encourage you to vote your proxy card in advance of the Annual Meeting.  If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the meeting.  However, please note that if your shares are held in “street name” (in the name of a broker or by a bank or other nominee), you are considered the beneficial owner of these shares and proxy materials are being forwarded to you by your broker or nominee, which is considered, with respect to these shares, the stockholder of record.  As the beneficial owner, you have the right to direct your broker how to vote; however, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a proxy from the record holder of the shares.  Please vote your proxy or return voting instructions to your broker as soon as possible so that your shares may be represented at the Annual Meeting.

Voting Standards
With respect to Proposal 1 (election of directors), being an uncontested election, our Bylaws require that the director nominees be elected by a majority of the votes cast at the Annual Meeting (the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee). Abstentions and broker non-votes will not be counted and will have no effect on the outcome of this proposal. With respect to Proposal 2 (ratification of the appointment of the Company’s independent registered public accounting firm), our Bylaws require the approval of a majority of the votes cast on this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.  With respect Proposal 3 (approving the compensation of our named executive officers), our Bylaws require approval by the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes will have the effect of a vote against this proposal.
If you sign and return your proxy card but do not give any voting instructions, your shares will be voted in favor of the election of each of the director nominees listed in Proposal One, in favor of Proposal Two, and in favor of Proposal Three.  As of the date of this proxy statement we are unaware of any other proposal or item of business to be presented at the Annual Meeting.  However, if any other matters of business are properly presented, the proxy holders named on the proxy card are authorized to vote the shares represented by proxies according to their judgment.

Revoking Your Proxy
If you submit your proxy by mail or Internet, you may still revoke it at any time before voting takes place at the Annual Meeting.  A stockholder of record may revoke a proxy prior to the completion of voting at the Annual Meeting by giving written notice to our Secretary, delivering a later-dated proxy in the manner provided on the proxy card (via the Internet or by written proxy card), or voting in person at the Annual Meeting.  Please note, however, that only your last-dated proxy will count—any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in this proxy statement. Your attendance at the Annual Meeting, without actually voting, will not by itself revoke a previously granted proxy.  If you have instructed a broker to vote your shares, you must follow the directions received from your broker to change those instructions.

Soliciting Proxies
RigNet will pay all expenses of soliciting proxies to be voted at the Annual Meeting.  After the proxies are initially distributed, RigNet and its officers, directors and employees (who will not receive any additional compensation for any solicitation of proxies) may also solicit proxies by mail, electronic mail, telephone or in person.  We will ask brokers, custodians, nominees and other record holders to forward copies of the proxy materials to beneficial owners for whom they hold shares.

Annual Report on Form 10-K and Additional Materials
The Notice of Annual Meeting, this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2017 have been made available to all stockholders entitled to vote at the Annual Meeting.  These materials may also be viewed at https://materials.proxyvote.com/766582.

Unless the context requires otherwise, the terms “RigNet,” the “Company,” “our,” “we,” “us” and similar terms refer to RigNet, Inc., together with its consolidated subsidiaries.

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GOVERNANCE
Our Board currently consists of ten directors, each of whom has a term that expires at the Annual Meeting.  Each of our current Board members, other than Charles L. Davis, has been nominated to stand for re-election at the Annual Meeting.  Mr. Davis has elected not to stand for re-election.  Upon the expiration of Mr. Davis’ term as a director at the Annual Meeting, the number of directors that will constitute our Board will be decreased from ten to nine. Each director elected at the Annual Meeting will serve in such capacity until his or her term expires at our next Annual Meeting or his or her successor has been duly elected and qualified, subject to their earlier death, resignation or removal.  All non-employee directors meet the independence requirements under the listing standards of the NASDAQ Stock Market (“NASDAQ”).  Steven Pickett is not considered independent by virtue of his role as CEO and President of the Company. There are no family relationships among any of our directors or executive officers.

Each of the director nominees has consented to serve as a director of the Company if so elected.  The persons named as proxies in the accompanying proxy card, who have been designated by our Board, intend to vote FOR the election of the director nominees unless otherwise instructed by a stockholder in a proxy card.  Each director nominee has submitted a resignation that is effective if that nominee does not receive a majority of votes cast at the Annual Meeting and if, the Board of Directors accepts the resignation.  The Board of Directors must publicly disclose its decision regarding the tendered resignation within 90 days from the date of the certification of the election results.  If these nominees become unable for any reason to stand for election as a director, the persons named as proxies in the accompanying proxy card will vote for the election of such other person or persons as our Board may recommend and propose to replace such nominee or nominees.

DIRECTOR NOMINEES

Information concerning the nine director nominees is set forth below.

Name	Age	Position with Our Company	Director Since
Steven E. Pickett	54	Chief Executive Officer and President	2016
James H. Browning	68	Chairman, Independent Director	2010
Mattia Caprioli	44	Independent Director	2013
Ditlef de Vibe	63	Independent Director	2011
Kevin Mulloy	59	Independent Director	2012
Kevin J. O'Hara	57	Independent Director	2010
Keith Olsen	61	Independent Director	2010
Gail P. Smith	58	Independent Director	2018
Brent K. Whittington	47	Independent Director	2010

Steven E. Pickett
DIRECTOR QUALIFICATIONS
•	Industry Experience –
-	Current Chief Executive Officer and President of RigNet
-	Former CEO of 21st Century Towers, WestTower Communications and Telmar Network Technology

•	Leadership and Global Experience – CEO and president positions for over eight years

Mr. Pickett has served as the CEO and President since joining the Company in May 2016 and as a director since June 2016. Before joining RigNet, from March 2015 through May 2016, Mr. Pickett was the CEO and President of 21st Century Towers, a new entrant in the wireless infrastructure market.  From December 2013 through February 2015, Mr. Pickett served as the CEO of WesTower Communications, North America’s second largest tower construction and maintenance company until its acquisition by MasTec.  Prior to WesTower, he was the CEO and President of Telmar Network Technology from July 2008 until December 2013.  Mr. Pickett’s prior leadership roles include Senior Vice President/General Manager of Alcatel-Lucent’s Optical Network Division and Vice President of Sales at Alcatel.  Mr. Pickett earned a Bachelor of Science in electrical engineering from

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Tufts University and a Master of Business Administration degree from The Kellogg Graduate School of Management at Northwestern University.  Mr. Pickett brings a wealth of experience in the communications industry to our Board and Company as well as experience running a growing company.

James H. Browning

DIRECTOR QUALIFICATIONS
•	Finance Experience – Retired KPMG LLP partner, served as KPMG’s Southwest Area Professional Practice Partner and SEC Reviewing Partner

•	Leadership Experience – Service on public company boards of Texas Capital Bancshares, Inc. and Herc Holdings, Inc. and previously Endeavor International Corp.

Mr. Browning has served on our Board since December 2010, and he has served as the Chairman of our Board since 2012.  Mr. Browning previously served as a partner at KPMG LLP, an international accounting firm, from July 1980 until his retirement in September 2009.  During Mr. Browning’s thirty-eight year career at KPMG LLP his leadership roles included serving as KPMG’s Southwest Area Professional Practice Partner, SEC Reviewing Partner and as Partner in Charge of KPMG LLP’s New Orleans audit practice.  Mr. Browning received a B.S. degree in Business Administration from Louisiana State University and is a Certified Public Accountant.  He currently serves on the boards of Texas Capital Bancshares, Inc., a publicly traded financial holding company and Herc Holdings, Inc., a publicly traded full service equipment rental company.  He previously served on the board of Endeavour International Corporation, a publicly traded international oil and gas exploration and production company.  Mr. Browning brings a wealth of knowledge dealing with financial and accounting matters to our Board as well as extensive knowledge of the role of public company boards of directors.

Mattia Caprioli
DIRECTOR QUALIFICATIONS

•	Global Experience –
-	Leads KKR’s Business Services industry team in Europe
-	Mergers, acquisitions and financing experience with Goldman Sachs in London

•	Leadership Experience – Serves on the Board of PortAventura and SBB Telemach

Mattia Caprioli has served on our Board since October 2013.  Mr. Caprioli is a member of Kohlberg Kravis Roberts & Co. L.P. (“KKR”) responsible for its Business Services industry team in Europe.  Mr. Caprioli has held leadership roles in many KKR investments including Legrand, Toys ‘R’ Us, Alliance Boots, Inaer and Bond (now Avincis) since 2001.  He also currently serves on the Boards of PortAventura and SBB Telemach and previously served on the Board of Legrand.  Prior to joining KKR, Mr. Caprioli was with Goldman Sachs International in London, where he was involved in a broad array of mergers, acquisitions and financings across a variety of industries.  He holds a Master of Science degree from L. Bocconi University, Milan, Italy.  Mr. Caprioli brings a diverse international background with extensive business services expertise to the Board.
Ditlef de Vibe
DIRECTOR QUALIFICATIONS
•	Leadership and Global Experience – Former Managing Partner of Kistefos Venture Capital, a venture capital firm investing in the IT and telecommunications industries

•	Technology Experience –
-	Former CEO of Global IP Solutions
-	Various Director roles with IBM

Ditlef de Vibe has served on our Board since May 2011.  From 2001 to 2011, Mr. de Vibe served as managing partner of Kistefos Venture Capital, a venture capital firm that primarily invests in the IT and telecommunications industries.  Since leaving Kistefos Venture Capital, Mr. de Vibe’s principal occupation is as an independent investor and board member for several private

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Norwegian companies.  From 2007 to 2008, Mr. de Vibe also served as Chief Executive Officer of Global IP Solutions (GIPS) Holdings AB, a company that was publicly traded in Norway until its sale to Google, Inc.  Prior to that, Mr. de Vibe served in various capacities with IBM, including IBM’s Director of Network Outsourcing EMEA, Director of Network Service Sales EMEA, and Director of Network Outsourcing Services EMEA.  He holds a Master of Science degree from the University of Oslo.  Mr. de Vibe brings a wealth of experience in IT and telecommunications along with extensive operational and commercial competencies.
Kevin Mulloy
DIRECTOR QUALIFICATIONS
•	Leadership and Global Experience –
-	Former President of Presidio Managed Networks
-	Former President of Intelsat Global Service Corporation

•	Technology Experience – Served as Executive Vice President of Corporate Development at an advanced information technology professional and managed service company

Kevin Mulloy has served on our Board since March 2012.  Mr. Mulloy joined Blue Ridge Partners, a consulting firm advising private equity clients and general businesses on growth and revenue issues, in February 2017 as a consulting partner.  Mr. Mulloy previously served as Executive Vice President of Corporate Development at Presidio, Inc., an advanced information technology professional and managed services company, from July 2011 to May 2013.  Prior to that, Mr. Mulloy served as President of Presidio Managed Networks, the managed services business at Presidio, from June 2008 to July 2011, and from September 2007 to June 2008 he served as the Executive Vice President of Operational Strategy for Presidio.  Prior to joining Presidio, Mr. Mulloy held leadership roles with Intelsat S.A., a provider of satellite services worldwide, including President of Intelsat Global Service Corporation and Senior Vice President of Strategy, Business Development and M&A.  Mr. Mulloy’s experience also includes ten years with McKinsey & Company, a management consulting firm; three years with Gould Inc., an aerospace and defense company; and more than five years in the United States Navy, serving in the Surface Nuclear Propulsion branch of the Navy.  Mr. Mulloy has a BSME from the US Naval Academy and an MBA from Wharton, University of Pennsylvania.  Mr. Mulloy brings extensive operational satellite, telecommunications and information technology infrastructure experience to the Board.

 Kevin J. O’Hara
DIRECTOR QUALIFICATIONS
•	Industry and Technology Experience –
-	Former President, CEO and Director of Integra, a communications provider
-	Co-founder of Level 3 Communications, Inc., a provider of IP-based communications

•	Leadership Experience –
-	Former CEO and Chairman of the Board of Integra
-	CEO and president positions for over 20 years

Kevin J. O’Hara has served on our Board since December 2010. Mr. O’Hara joined Congruex, LLC, a provider of technology engineering and underground construction services, as the Executive Chairman in November 2017.  Prior to that he served as President, Chief Executive Officer and Director of Integra, a communications provider.  He served on Integra’s Board beginning in December 2009, was appointed Chairman of the Board in March 2011 and was named CEO in December 2011.  Mr. O’Hara left Integra in September 2014.  Prior to joining Integra, he was a co-founder and Chairman of the Board of Troppus Software Corporation, an early stage software company providing technical solutions to service providers that support home technology and networks, from March 2009 until a major service provider acquired it in January 2011.  Mr. O’Hara also served on the Board of Directors of Elemental Technologies, Inc., a leading provider of video processing solutions for broadcast and on-line video customers from January 2011 until October 2016, serving as Chairman from August 2011 until October 2016.  Prior to that, Mr. O’Hara was a co-founder of Level 3 Communications, Inc., a provider of IP-based communications services to enterprise, content, government and wholesale customers, and served in various leadership roles including President, Chief Operating Officer and Executive Vice President.  Prior to that, Mr. O’Hara served as President and Chief Executive Officer of MFS Global Network Services, Inc., Senior Vice President of MFS, President of MFS Development, Inc., and Vice President of MFS Telecom, Inc.  Mr. O’Hara has a Master of Business Administration from the University of Chicago and a Bachelor of Science in Electrical Engineering from Drexel University.  Mr. O’Hara brings a wealth of experience in the communications industry to our Board as well as experience running a public company.

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Keith Olsen
DIRECTOR QUALIFICATIONS
•	Industry and Technology Experience –
-	CEO and Director of a data center services company
-	Former CEO, President and Director of a provider of network-neutral data center
•	Leadership and Global Experience –
-	International business development with international carriers and service providers
-	Former Public Company CEO

Mr. Olsen has served on our Board since December 2010. Since June 2013, Mr. Olsen has served as Chairman and Chief Executive Officer of vXchnge Holdings LLC, a private company offering data center services.  Mr. Olsen previously served as Chief Executive Officer, President and Director of Switch and Data Facilities Company, Inc., a NASDAQ listed company, which provided network-neutral data centers that house, power and interconnect the Internet, from February 2004 to May 2010, when Switch and Data Facilities Company, Inc. was acquired by Equinix, Inc.  Prior to that, Mr. Olsen served as a Vice President of AT&T, where he was responsible for indirect sales and global sales channel management and as Vice President of Graphnet, Inc., a provider of integrated data messaging technology and services.  Mr. Olsen has a Bachelor’s degree from the State University of New York, Geneseo.  Mr. Olsen brings experience in running a public company to our Board as well as a wealth of experience in the communications industry.

Gail P. Smith
DIRECTOR QUALIFICATIONS
•	Industry and Technology Experience –
-	Founder and Director of a mobility and cloud research and consulting firm
-	Expertise in cyber security and the General Data Protection Regulation
•	Leadership and Global Experience –
-	Former Corporate Group Vice President of a communications company
-	Managed multinational operations in telecommunications and internet services

Gail P. Smith joined our Board on January 17, 2018. Ms. Smith founded the Cavell Group, a convergence, mobility and cloud research and consulting firm, in 2002 and continues to serve as a director. Prior to that, Ms. Smith served as Corporate Group Vice President and President, Europe of Level 3 Communications and held product marketing and strategy roles at MFS International. Ms. Smith has worked and managed operations in both the U.S. and Europe.  She holds a Masters degree in International Business from Tufts University and Bachelor’s degree in Economics and Political Science from Claremont McKenna College. Ms. Smith brings extensive technical, operational and strategic leadership experience to the Board.
Brent K. Whittington
DIRECTOR QUALIFICATIONS
•	Finance Experience —
-	Former CFO of Windstream Corporation and its predecessor, Alltel Holding Corp
-	Arthur Andersen LLP experience for over eight years
•	Leadership and Industry Experience – Former COO of a communications company providing phone, high-speed Internet and high-definition digital TV services

Mr. Whittington has served on our Board since December 2010.  Mr. Whittington previously served as the Chief Operating Officer of Windstream Corporation, a publicly traded communications company providing phone, high-speed Internet and high-definition digital TV services, from August 2009 to September 2014.  Prior to that, Mr. Whittington served as the Executive Vice President and Chief Financial Officer of Windstream Corporation from July 2006 to August 2009. Mr. Whittington’s prior

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experience also includes serving as Executive Vice President and Chief Financial Officer of Windstream Corporation’s predecessor, Alltel Holding Corp., Vice President of Finance and Accounting of Alltel Corporation, parent company of Alltel Holding Corp and the Senior Vice President-Operations Support of Alltel Corporation.  Prior to joining Alltel, Mr. Whittington was with Arthur Andersen LLP for over eight years.  Mr. Whittington has a degree in accounting from the University of Arkansas at Little Rock. Mr. Whittington brings experience in finance and accounting to our Board as well as a wealth of experience in the communications industry.

Director Not Standing for Reelection
Charles L. Davis
DIRECTOR QUALIFICATIONS
•	Industry Experience – Partner in Houston Ventures, an investment firm funding companies that apply technology solutions in the energy industry

•	Finance Experience – Experience in finance, accounting and investment banking

Charles L. Davis has served as a member of our Board of Directors since June 2005.  Mr. Davis has been a partner in Houston Ventures, formerly known as SMH Private Equity Group, a United States-based investment firm that funds companies that apply technology solutions in the energy sector, since December 2004.  Mr. Davis received a Bachelor’s degree in Business from Washington and Lee University and is a Certified Public Accountant in the Commonwealth of Virginia.  Mr. Davis brings experience in finance, accounting and investment banking to our Board as well as a wealth of experience in the energy industry.

CORPORATE GOVERNANCE

The Board and the Company annually review RigNet’s governance documents, which are available on our website.  These governance materials include, but are not limited to, our Code of Ethics and Business Conduct, Policy Governing Director Qualifications and Nominations, Policy Governing Related Person Transactions and Board committee charters.  The Board regularly reviews corporate governance developments and, when appropriate, modifies its governance policies, committee charters and key practices.

Code of Ethics and Business Conduct
We have a Code of Ethics and Business Conduct applicable to our principal executive, financial and accounting officers and all persons performing similar functions.  A copy of that code is available on our corporate website at
http://investor.rig.net/code-ethics-and-business-conduct-2.

Composition of the Board of Directors
Our Board currently consists of ten members, nine of whom are non-employee members.  Mr. Pickett, our CEO and President, also serves as a director of the Company.  Each director holds office until the election and qualification of his or her successor, or his or her earlier death, resignation or removal.  Our by-laws permit our Board to establish by resolution the authorized number of directors.  Upon the expiration of Mr. Davis’ term as a director at the Annual Meeting, the number of directors that will constitute our Board will be decreased from ten to nine.

With respect to the Annual Meeting, we have nine nominees and ten available board seats. As this election will involve an uncontested election of directors, in order to be elected to the board at the Annual Meeting, each nominee must receive a majority of the votes cast. Any current director who does not receive a majority of “For” votes at the Annual Meeting must tender his or her resignation to the Board in accordance with the Board’s majority vote resignation policy, which is described in our bylaws.  A Board member may be removed outside of the normal election process by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of our directors.

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BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Currently, we separate the role of Chairman and Chief Executive Officer.  The Chief Executive Officer is responsible for setting the strategic direction for the Company, with the advice of the Board, and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer, approves the agenda for Board meetings, and presides over meetings of the full Board.  The independent members of the Board regularly meet in executive session without management present.  The Board believes this separation allows our CEO to focus on running the company and our chairman to focus on running the Board, which is appropriate at this time because of the brief tenure of most of our senior management.  Our Board does not have a policy on whether or not the roles of Chairman of the Board and Chief Executive Officer should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee or former employee.  The Board believes that it should be free to make a choice from time to time in any manner that it believes is in the best interests of our Company and our stockholders at that time.  The Board actively oversees management, particularly through regular conferences between the Chief Executive Officer and the Chairman.  The Board reviews the Chairman of the Board position annually after the Annual Meeting of Stockholders.

Risk Oversight
Risk is an inherent part of RigNet’s business activities and successful management of that risk is critical to the Company’s growth and success.  The Board seeks to assess major risks facing the Company and options for their mitigation in order to promote our stockholders’ and other stakeholders’ long-term interests.  We reward our executives for taking responsible risks in line with the Company’s strategic objectives and overall risk appetite.  Depending on the nature of the risk involved and the particular business function involved, we use a wide variety of risk mitigation strategies, including delegation of authorities, standardized processes, strategic planning, operating reviews and insurance.

The Board has oversight for risk management and actively reviews risk management practices through continuous dialogues and receipt of management reports.  The Board and its committees collectively oversee risk by actively reviewing material management decisions throughout the year in the areas that risk responsibility has been delegated.

The Board has delegated responsibility for the oversight of specific risks to the Board committees as follows:

Corporate Governance and Nominating	•	Confirms the existence and capability of risk management systems and controls specific to operational, technological, compliance, reputational and political risks
	•	Reviews assessments and implementation of risk-based controls for our activities
	•	Oversees risk related to the Company's governance structure and processes
	•	Cybersecurity oversight

Audit	•	Oversees policies and processes related to the financial statements, financial reporting process, compliance and auditing
	•	Monitors ongoing compliance issues and matters and meets with our independent accounting firm
	•	Reviews risk management practices and performance related to credit, liquidity and compliance risks

Compensation	•	Oversees the risk management associated with management resources, structure and succession planning
	•	Evaluates and monitors our compensation policies and programs

Corporate Development	•	Provides guidance related to corporate development opportunities
	•	Reviews risk mitigation strategies in connection with merger and acquisition initiatives

DIRECTOR INDEPENDENCE
Our Board has reviewed the independence of each director nominee and considered whether any nominee had or has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities.  As a result of this review, our Board has determined that Ms. Smith and Messrs. Browning, Caprioli, de Vibe, Mulloy, O’Hara, Olsen, and Whittington qualify as “independent” in accordance with the published listing standards of NASDAQ.  Mr. Pickett is not considered independent by virtue of his role as CEO and President of the Company.

In addition, the members of the Audit Committee of our Board each qualify as “independent” under standards established by the SEC and NASDAQ for members of audit committees, and the Audit Committee includes at least one member who is

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determined by our Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules.  Messrs. Browning and Whittington are independent directors who have been determined to be audit committee financial experts.  Stockholders should understand that this designation is a disclosure requirement of the SEC related to Messrs. Browning and Whittington’s experience and understanding with respect to certain accounting and auditing matters.  The designation does not impose on them any duties, obligations or liability that are greater than those generally imposed on them as members of the Audit Committee and Board, and their designation as audit committee financial experts pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or Board.

In addition, the members of the Compensation Committee of our Board each qualify as “independent” under standards established by the SEC and NASDAQ for members of compensation committees.

POLICY GOVERNING DIRECTOR QUALIFICATIONS AND NOMINATIONS
The Company seeks directors who possess, at a minimum, the qualifications and skills described below and as set forth in our Policy Governing Director Qualifications and Nominations found on our website at http://investor.rig.net/policy-governing-director-qualifications-and-nomination.

Our Company considers diversity in its nomination of directors, and in its assessment of the effectiveness of the Board and its committees.  In considering diversity, we evaluate each director candidate in the context of the overall composition and needs of our Board, with the objective of recommending a group that can best manage the business and affairs of the Company and represent stockholder interests using their combined diversity of experience.  Our Corporate Governance and Nominating Committee will consider these and other qualifications, skills and attributes when recommending candidates to our Board.

At a minimum, our Corporate Governance and Nominating Committee must be satisfied that each person that it nominates meets the following minimum qualifications:

•	The candidate shall exhibit high standards of integrity, commitment and independence of thought and judgment.
•	The candidate shall be committed to representing the long-term interests of the Company’s stockholders.
•	The candidate shall have sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve.
•	To the extent the candidate serves or has previously served on other boards, the candidate shall have a demonstrated history of contributing at board meetings.
•	The candidate shall meet any other minimum qualifications and other criteria for Board membership approved by our Board from time to time.

In addition to the minimum qualifications for each candidate set forth above, our Corporate Governance and Nominating Committee recommends that our Board select persons for nomination to help ensure that:

•
A majority of the Board is “independent” in accordance with the standards, if any, promulgated by the SEC, any exchange upon which securities of the Company are traded and any governmental or regulatory body exercising authority over the Company.

•	Each of our Audit, Compensation and Corporate Governance and Nominating Committees are comprised entirely of independent directors.
•
At least one member of our Audit Committee shall have such experience, education and other qualifications necessary to qualify as an “audit committee financial expert” as defined by the rules of the SEC.

For the overall structure and composition of our Board, the Corporate Governance and Nominating Committee seeks directors with the following types of experience:
Leadership experience.  We believe that directors who have held significant leadership positions, especially CEO positions, over an extended period, provide the Company with unique insights.  These individuals generally possess extraordinary leadership qualities and the ability to identify and develop those qualities in others.  They demonstrate a practical understanding of organizations, processes, strategy and risk management, and know how to drive change and growth.
Global experience.  RigNet’s continued success depends, in part, on its success in continuing to grow its businesses outside the United States.  For example, in 2017, approximately 69.0% of RigNet’s revenues came from outside the United States.

Technology experience.  As a technology-based communication company, we seek directors with backgrounds in technology and a deep understanding of technology risks because our success depends on the reliability of our

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technology, investments in new technologies and access to new ideas.
Finance experience.  We believe that an understanding of finance and financial reporting processes is important for our directors as RigNet measures its operating and strategic performance by reference to financial goals.  In addition, accurate financial reporting and robust auditing are critical to RigNet’s success.  We seek to have directors who qualify as audit committee financial experts, and we expect all of our directors to be financially knowledgeable.  As part of this qualification, we also seek directors who have relevant risk management experience.
Industry experience.  We seek to have directors with experience as executives, directors or other leadership positions in the industries in which we participate.  For example, we seek directors with experience in the communications and technology industries.

Board Tenure.  RigNet seeks to have directors with a variety of tenure on the Board, providing an influx of new ideas while ensuring stable and continuous oversight.  Our director tenure currently ranges from 2 months to 13 years with an average of 5.6 years.

COMMUNICATIONS TO OUR BOARD OF DIRECTORS
Our Board has a process in place for communications with stockholders.  Stockholders should initiate any communications with our Board in writing and send them to our Board, c/o Shelly Buchman, Associate General Counsel and Corporate Secretary, RigNet, Inc., 15115 Park Row Boulevard, Suite 300, Houston, Texas 77084-4947.  All such communications will be forwarded to the appropriate directors.  This centralized process will assist our Board in reviewing and responding to stockholder communications in an appropriate manner.  If a stockholder wishes for a particular director or directors to receive any such communications, the stockholder must specify the name or names of any specific Board recipient or recipients in the communications.  Communications to our Board must include the number of shares owned by the stockholder as well as the stockholder's name, address, telephone number and e-mail address, if any.

MEETINGS OF OUR BOARD OF DIRECTORS AND ATTENDANCE AT ANNUAL MEETINGS
During 2017, our Board held fourteen meetings.  The standing Committees of our Board held an aggregate of 23 meetings during this period.  Each director attended at least 75% of the aggregate number of meetings of the Board and Committees on which they served.  Each member of our Board is expected to attend our annual meetings of stockholders.  Each person who was a director at the time of our 2017 Annual Meeting of Stockholders attended such meeting.

COMMITTEES OF OUR BOARD OF DIRECTORS
Our Board currently has standing Audit, Compensation, Corporate Governance and Nominating and Corporate Development Committees.  Each member of the Audit, Compensation, Corporate Governance and Nominating and Corporate Development Committees is an independent director in accordance with the NASDAQ listing standards and applicable SEC regulations.  Our Board has adopted a written charter for each of these committees, each of which sets forth the applicable committee's purposes, responsibilities and authority.  These committee charters are available on our website at http://investor.rig.net/corporate-governance/committees through links to each respective committee.

Audit Committee
Audit Committee
•	Select and oversee the independent accounting firm	Number of Meetings in 2017:
•	Oversee the quality and integrity of our financial reporting	5
•	Review the organization and scope of our internal audit function and our disclosure and internal controls	Committee Members:
•	Review and approve any proposed related-person transactions	Whittington (C, F, I) Browning (F, I) Davis (I) Mulloy (I)
•	Approve audit and non-audit services provided by our independent auditors
•	Monitor financial reporting activities and the accounting standards and principles followed
C	Chair of the Committee
F	Audit Committee Financial Expert as defined under SEC rules
I	Satisfies standards established by the SEC and NASDAQ to be designated as an independent director

The report of our Audit Committee appears under the heading “Report of the Audit Committee” below.

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Compensation Committee
Compensation Committee
•	Review and recommend for Board approval the compensation of the CEO	Number of Meetings in 2017:
•	Review and recommend for Board approval the compensation of the Board	7
•	Make recommendations to the Board with respect to our executive officers, other than the CEO	Committee Members:
•	Administer and implement Board approved compensation plans, policies, and programs, including short and long-term incentive plans	Olsen (C, I) Browning (F, I) de Vibe (I) O’Hara (I)
•	Review succession planning for our executive officers

All Compensation Committee members are also “non-employee directors” as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”).  The report of our Compensation Committee appears under the heading “Compensation Committee Report” below.

Procedures and Processes for Determining Compensation - Please refer to “Compensation Discussion and Analysis, The Compensation Committee,” below for a discussion of the Compensation Committee's procedures and processes for making compensation determinations.

Compensation Committee Interlocks and Insider Participation - No member of the Compensation Committee has any relationship with our Company requiring disclosure in any of the reports that we file with the SEC, other than service on our Board.  None of our named executive officers serves as a member of the Board or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee.

Corporate Governance and Nominating Committee
Corporate Governance and Nominating Committee
•	Identify and recommend nominees for the Board	Number of Meetings in 2017:
•	Monitor and develop our corporate governance practices, guidelines, code of ethics and business conduct and compliance mechanisms	6 Committee Members: O’Hara (C, I) Browning (F, I) Caprioli (I) Olsen (I) Smith (I)
•	Review risk performance and enterprise risk exposure across operational, technological, compliance, reputational and political areas
•	Monitor the existence and capability of risk management systems and control in all critical business activities and enterprise risk categories

The Committee evaluates each director nominee based upon a consideration of the nominee's qualification as independent as well as their diversity, skills and experience in the context of the needs of the Board as described in our Corporate Governance Guidelines.  The Corporate Governance and Nominating Committee may rely on various sources to identify director nominees.  These include input from directors, management, professional search firms and other sources that the Committee feels are reliable.

Stockholders may recommend director candidates for consideration by the Corporate Governance and Nominating Committee, which will consider such suggestions made by stockholders in the same manner as other candidates.  Any such suggestions should be submitted to the Chairman of the Corporate Governance and Nominating Committee, c/o Shelly Buchman, Associate General Counsel and Corporate Secretary, RigNet, Inc. 15115 Park Row Boulevard, Suite 300, Houston, Texas 77084-4947.  The written request must include the candidate's name, contact information, biographical information and qualifications.  The request must also include the potential candidate's written consent to being named as a nominee and to serving as a director if nominated and elected.  The Committee may request additional information from time to time from the nominee or the nominating stockholder(s).  Stockholder nominations that seek to bypass the consideration of the Corporate Governance and Nominating Committee must follow the procedures set forth in our bylaws, which are summarized below under the heading “Stockholder Proposals and Nominations for the 2019 Annual Meeting.”

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Corporate Development Committee
Corporate Development Committee
•	Provide oversight and guidance for the evaluation of corporate development opportunities	Number of Meetings in 2017:
5
•	Provide oversight and guidance over the strategies and processes regarding merger and acquisition initiatives	Committee Members:
Mulloy (C, I) Caprioli (I) Davis (I) de Vibe (I) Whittington (F, I)

REPORT OF THE AUDIT COMMITTEE
The Audit Committee oversees the financial reporting process of the Company on behalf of the Board.  Management has the primary responsibility for the preparation of the financial statements and the reporting process, including the systems of internal control.

With respect to the financial statements for the year ended December 31, 2017, the Audit Committee reviewed and discussed the financial statements of RigNet, Inc. and the quality of financial reporting with management, the internal auditor and the independent auditor.  The Audit Committee has discussed with the independent auditor the matters required to be discussed by Auditing Standard No. 1301 (Communications with Audit Committees). The Audit Committee received the written disclosure and the letter from the independent auditor required under applicable rules of the Public Company Accounting Oversight Board.  Additionally, the Audit Committee has discussed with the independent auditor their independence with respect to the Company.  The Audit Committee determined that the non-audit services provided to RigNet by the independent auditor (discussed below under “Proposal Two: Ratification of Independent Public Accountants”) are compatible with maintaining the independence of the independent auditor.

Based on the reviews and discussions described above, the Audit Committee recommended to our Board that the financial statements of RigNet, Inc. be included in the Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.

Submitted By:

Audit Committee

Brent K. Whittington, Chairman
James H. Browning
Charles L. Davis
Kevin Mulloy

This Report of the Audit Committee is not “soliciting material” and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

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DIRECTOR COMPENSATION
The following summarizes the compensation of each non-employee member of our Board for the fiscal year ended December 31, 2017.  Because Mr. Pickett is also an employee of the Company, he does not receive additional compensation specifically related to his service on our Board of Directors.  In addition, Mr. Caprioli does not receive any compensation from us for his role as a member of our Board due to his affiliation with KKR, a holder of over 25% of our outstanding shares of common stock.

Our Board has implemented a compensation policy applicable to our non-employee directors based on the anticipated service commitment and analysis of our peer companies using data obtained from our compensation consultant.  We provide our non-employee directors the following compensation for Board and committee services:

•	a cash retainer paid quarterly for board membership and service;
•	an additional cash retainer for our non-executive board chairman;
•	an annual award of RSUs, in an amount to be approved by the Board, subject to a one year vesting requirement and settled in cash or shares of common stock upon vesting at the option of the Company;
•	a cash fee for each Board meeting where overseas travel is required for attendance; and
•	an additional cash retainer for committee membership or committee chairmanship based on the relative service commitment for each committee.

Director compensation is paid at the end of each quarter on a pro rata basis for any partial service periods.  Director compensation during 2017 included quarterly cash retainers for: independent directors at $12,500; board chairman additional retainer at $14,750; meeting fees requiring overseas travel at $3,000; non-chairman committee members ranging from $1,000 to $1,500 based on the service commitment required by each committee; the Audit Committee chairman at $5,750, the Compensation Committee chairman at $4,000, the Corporate Governance and Nominating Committee chairman at $3,750 and the Corporate Development Committee chairman at $2,500.

Annually, the Board determines the form and amount of director compensation after its review of recommendations made by the Compensation Committee. The Compensation Committee reviews peer company market data supplied by the Compensation Committee’s independent consultant, data obtained through the National Association of Corporate Directors and by considering the relative service demands of each service role on an annual basis and, in 2017, recommended no changes in board compensation.

The following table summarizes the compensation of each non-employee member of our Board in 2017:

Name (1)	Earned or Paid in Cash (2)	Stock Awards (3)	Total
James H. Browning	$ 126,000	$ 91,402	$ 217,402
Mattia Caprioli (4)	-	-	-
Charles L. Davis	60,000	91,402	151,402
Ditlef de Vibe	63,000	91,402	154,402
Kevin Mulloy	66,000	91,402	157,402
Kevin J. O’Hara	71,000	91,402	162,402
Keith Olsen	71,000	91,402	162,402
Brent K. Whittington	77,000	91,402	168,402

(1)
Each non-employee director listed above served as a director for all of 2017. Ms. Smith was appointed in 2018. Our CEO is excluded from this table, as he received no compensation specifically related to his service on our Board.  His compensation is reflected in the Summary Compensation Table.

(2)	Amounts reflect quarterly retainers and fees for Board and committee service earned by the directors during 2017.
(3)
Reflects the aggregate grant date fair value for restricted units granted to each independent director in 2017 computed in accordance with FASB ASC Topic 718. Information about the assumptions used to value these awards can be found in Note 10 to the consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2017.  As of December 31, 2017, each independent director, except Mr. Caprioli, had 4,798 restricted unit awards outstanding.

(4)	Mr. Caprioli received no compensation from RigNet for his Board service pursuant to an agreement between the Company and KKR, our stockholder. Mr. Caprioli has been a member of KKR since 2001.

The table above reflects all compensation received by our independent directors during 2017.  Ms. Smith, who joined our Board in 2018, was granted a stock award of 1,790 RSUs, which will vest on January 17, 2019. The Company does not provide a pension plan for non-employee directors.

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EXECUTIVE COMPENSATION
OUR EXECUTIVE OFFICERS

The following table provides information regarding our current executive officers.

Name	Age	Position with Our Company
Steven Pickett	54	Chief Executive Officer and President
Tonya McDermott	48	Interim Chief Financial Officer and Vice President, Tax and Treasury
Brendan Sullivan	44	Chief Technology/Information Officer
Brad Eastman	50	Senior Vice President and General Counsel
Jay Hilbert	58	Senior Vice President, Sales
Edward Traupman	67	Vice President, Systems Integration

Steven Pickett has served as our Chief Executive Officer and President since May 31, 2016. See his biographical summary presented earlier in this proxy statement under the heading “Our Board of Directors and Nominees – Director Nominees.”

Tonya McDermott currently serves as our Interim Chief Financial Officer since February 21, 2018 while continuing to serve as our Vice President, Tax and Treasury.  Ms. McDermott has served as our Vice President of Tax and Treasury since March 2016, Vice President, Tax from January 2011 until February of 2016, and Director of Tax and from January 2008 until December of 2010. Prior to joining the Company in 2008, Ms. McDermott served as the Director of Tax at WH Energy Services. Prior to that, Ms. McDermott was a partner with a local private firm and tax manager with Arthur Anderson. Ms. McDermott is a certified public accountant and holds a Master of Science in Tax from Texas A&M University and a Bachelor of Business Administration in Accounting from the University of Texas at Arlington.

Brendan Sullivan has served as our Chief Technology/Information Officer since May 30, 2017.  Prior to that, Mr. Sullivan brings experience that spans the technology industry including, telecom, media entertainment and emerging technologies by having served in top technology positions as the Executive Vice President of Global Technology and Operations for Vubiquity from September 2013 until October 2016, the Senior Vice President of IT, Engineering and Network for Digital Generation, Inc. from May 2009 until September 2013, and the Senior Director of Content Markets Application Development for Level 3 Communications from 2000 until 2009.  Mr. Sullivan also worked at Andersen Consulting for 3 years (1997-2000). His teams have been awarded multiple honors including the Frost & Sullivan Innovation in Industry, Forbes Magazine Best of the Web, and a Technical Emmy. He received a bachelor degree from Brown University.

Brad Eastman has served as our Senior Vice President and General Counsel since October 30, 2017.  Prior to that, Mr. Eastman served as General Counsel of the Cameron Group of Schlumberger Limited following Schlumberger's acquisition of Cameron International in April 2016 until October 2017. Prior to the acquisition, Mr. Eastman served in various positions in the Cameron legal department, most recently as Vice President and Deputy General Counsel of Cameron International from June 2011 until April 2016.  Mr. Eastman also held leadership positions of Vice President, General Counsel and Corporate Secretary of Input/Output, Inc. from 2001 until 2004 and Vice President, Secretary and General Counsel of Quanta Services from 1998 until 2001. Mr. Eastman received a Bachelor degree from the University of Texas at Austin and a Juris Doctorate from Harvard University.

Jay Hilbert has served as our Senior Vice President, Sales since joining RigNet on November 7, 2016.  Prior to that, Mr. Hilbert served as Senior Vice President of Business Development and Sales - Airvana Business Unit for CommScope Holding Company, Inc., a global provider of wireless solutions from January 2015 until November 2016; Senior Vice President of Global Sales for Cambium Networks from January 2012 through December 2014; and Senior Vice President of Sales and Marketing for Telmar Network Technology from 2007 through 2011. Mr. Hilbert also served in sales leadership positions for Spirent Communications and Somera Communications.  Mr. Hilbert received a Bachelor of Science degree in Engineering Management from the University of North Dakota.

Edward Traupman has served as our Vice President, Systems Integration since joining RigNet on November 7, 2016.  Prior to that, he served as the Vice President and General Manager for Telmar Network Technology from January 2007 through February 2016.  Mr. Traupman has also served in various management positions with companies such as Carrius Technologies, Rapid5 Networks and DSC Communications.  He received a Master of Science degree in Computer Science and a Bachelor degree in Mathematics from the Southern Methodist University.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion & Analysis (“CD&A”) outlines RigNet’s executive compensation philosophy, objectives and processes and explains how the Compensation Committee of the Board (the “Compensation Committee” or “Committee”) made executive compensation recommendations to the Board in fiscal year 2017 for the named executive officers (“NEOs”) listed below:

Name	Position with Our Company
Steven Pickett	Chief Executive Officer and President
Brendan Sullivan	Chief Technology/Information Officer
Jay Hilbert	Senior Vice President, Sales
Edward Traupman	Vice President, Systems Integration
Charles Schneider	Former Senior Vice President and Chief Financial Officer
William Sutton	Former Senior Vice President and General Counsel

EXECUTIVE SUMMARY

2017 Business Overview and Compensation Outcomes
2017 was a transformative year for the Company. With a new executive leadership team, RigNet demonstrated continued growth of market share, strategic expansion through acquisitions and introduction of new products to further diversify our business into adjacent remote communication markets and verticals.  The CEO and other NEOs responded to 2017’s continued challenging economic market conditions by reallocating resources and restructuring personnel while maintaining positive cash flow from operations.

On an annual basis when making compensation decisions, our Compensation Committee takes into consideration our business environment and the results of our operations and the competitive market for talent.  It also takes into account the way in which our executive compensation program is designed.  It is in this context, that the Compensation Committee made the following key compensation decisions for 2017:

•	None of the NEOs received base salary increases;
•	STIP awards were tied to the achievement of objective performance criteria;
•	Our former CFO, who had assumed significant additional responsibilities, was awarded a cash retention incentive in March 2017; and
•	All of the NEOs who were employed on March 15, 2017 received their target annual long-term incentive award grant, equally split between performance units and time-based restricted stock units.

In summary, 2017 base salaries, STIP bonus targets and payouts and long-term incentive targets and grant date fair values were as follows:

	Base Salary		STIP Bonus		Long-term Incentive Plan		Cash Incentives
Name	2017	2016	Target	Computed Amount	Target	Grant Date Value
Steven Pickett (1)	$ 485,000	$ 485,000	100.0%	$ 439,014	100.0%	$ 484,996	$ 21,951
Brendan Sullivan (2)	250,000	-	60.0%	84,914	40.0%	-	-
Jay Hilbert (3)	275,000	275,000	40.0%	72,752	90.0%	247,504	55,000
Edward Traupman (3)	240,000	240,000	40.0%	104,558	70.0%	168,012	-
Charles Schneider (4)	325,000	325,000	70.0%	n/a	140.0%	455,006	325,000
William Sutton (5)	262,000	262,000	65.0%	67,113	140.0%	366,798	-

(1)	Mr. Pickett joined RigNet on May 31, 2016. The amounts in cash incentives represent the discretionary increase to his STIP bonus.
(2)
Mr. Sullivan joined RigNet on May 30, 2017.  The amounts in cash incentives represent compensation provided for in his employment agreement.  STIP awards will be determined based on base salary earned during his 2017 employment period.

(3)	Messrs. Hilbert and Traupman joined RigNet on November 7, 2016. The amounts in cash incentives represent the compensation provided for in their respective employment agreements.
(4)	Mr. Schneider’s employment with RigNet ended on December 27, 2017.
(5)	Mr. Sutton’s employment with RigNet ended on June 23, 2017.

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Influence of Say on Pay Results on Executive Compensation Decisions
We and our Compensation Committee are attentive to the outcome of the stockholder “Say on Pay” vote.  At the Company’s 2017 annual stockholder meeting, 90% of the total votes cast supported the executive compensation program. The Committee considered this a strong endorsement of its decisions and policies, as well as the overall design of RigNet’s current executive compensation program.  As such, while the Committee did not make any substantive changes to its executive compensation philosophy or the target percentages for cash and incentive compensation, we refined our long-term equity program to further align executive interests with our stockholders’ interests to grow long-term value, see “Long-Term Incentive Compensation” below.

WHAT GUIDES OUR EXECUTIVE COMPENSATION PROGRAM
Our Decision-Making Process
The Compensation Committee oversees the executive compensation program for our NEOs. The Committee is comprised of independent, non-employee members of the Board. The Committee works closely with its independent compensation consultant and executive management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Committee’s authority and responsibilities are specified in the Committee’s charter, which may be accessed on our website, http://investor.rig.net/committee-details/compensation-committee.

The Compensation Committee
The Compensation Committee assists the Board in fulfilling its duties relating to compensation matters. The fundamental responsibilities of the Committee are to:

•	develop RigNet’s compensation objectives and philosophy;
•	review and oversee the incentive compensation and equity plans;
•	review performance goals, objectives and policies relevant to CEO executive compensation;
•	make recommendations for Board approval of non-CEO executive officer compensation levels;
•	evaluate executive performance in light of established goals to recommend executive compensation levels;
•	review and make recommendations for Board compensation levels;
•	review and recommend compensation levels and awards under incentive compensation plans that are consistent with our compensation philosophy based on Company performance and individual contribution;
•	administer the stock ownership policy;
•	review and approve disclosures relating to compensation; and
•	oversee succession planning for the CEO and our NEOs.

The Compensation Committee may form and delegate its authority to one or more subcommittees as it deems necessary or advisable from time to time, provided, that any such subcommittee must report any actions taken by it to the full Compensation Committee at its next regularly scheduled meeting.

The Board approves all compensation plans and compensation arrangements for our NEOs based upon Compensation Committee recommendations.

The Compensation Setting Process
Our Compensation Committee holds regularly scheduled meetings, which coincide with our Board meetings.  It also holds additional meetings as required to carry out its duties.  The Committee Chairman works with our management to establish each meeting agenda.

At its meetings, the Committee:
•	updates the Company’s compensation strategy and objectives;
•	considers changes in compensation elements for the upcoming year;
•	reviews and considers the composition of our peer companies and peer compensation study data;
•	reviews actual results compared to the pre-established performance metrics for the current year to determine annual STIP incentive awards for our NEOs and total awards authorized;
•	reviews equity awards;
•	reviews Company performance metrics under our incentive compensation plans for the upcoming year;
•	reviews Board performance and evaluates the compensation paid to our independent directors and makes recommendations for adjustments, if any, to the Board; and
•	reviews the performance of our CEO.

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Role of Compensation Consultant
The Committee has the sole and direct authority to retain and terminate compensation advisors and to approve their fees.  All such advisors report directly to the Compensation Committee.  Pearl Meyer & Partners (“Pearl Meyer”) serves as the Committee's independent compensation consultant to assist the Committee in assessing and determining competitive compensation packages for our NEOs and directors.

In this capacity, Pearl Meyer has assembled information regarding:
•	identification of an updated peer group of companies;
•	compensation trends in the telecommunication and oil and gas service industries;
•	use and structure of performance-based equity awards;
•	relative compensation for similarly-situated NEOs within peer group companies or other companies with revenues, transactions or growth trends comparable to the Company; and
•	relative compensation for similarly situated independent board directors of the peer group companies or other companies with revenues, transactions or growth trends comparable to our Company.

While the Committee relies on data provided by our independent compensation consultant or obtained through a subscription with Equilar, Inc., a provider of executive compensation information based on publicly available information contained in SEC filings, it also considers a number of other factors including:
•	performance of the executive;
•	historical compensation levels;
•	specific role the executive plays within our Company; and
•	changes in scope, roles and responsibilities.

The Role of the Peer Group, Benchmarking Data and Competitive Positioning
The Committee compares our executive compensation program to a group of companies that are comparable in terms of size and competitive industry ― including companies that are structured similarly and serve our same industry client base.  The overall purpose of this peer group is to provide a market frame of reference for evaluating our compensation arrangements (current or proposed), understanding compensation trends among comparable companies, and reviewing other compensation and governance-related topics that may arise during the course of the year. The Committee reviews this data to help ensure we are providing competitive performance-based compensation.

With the assistance of our independent compensation consultant, the Committee refined our compensation peer group for 2017 to reflect changes in our global company, the industry, and our size as a public company to include the seventeen companies listed in the table below. These companies were selected because they are public companies of similar size and scope, and they serve the geographies and customer bases in which we operate and compete for senior management personnel.

Peer Companies for 2017
Aligned to the services we provide	Aligned to our customer base
Calix Inc.	Dawson Geophysical Company
Cogent Communications Group	Forbes Energy Services
8X8 Inc.	Helix Energy Solutions Group
inContact Inc.	Hornbeck Offshore Services
Iridum Communications	Gulf Island Fabrication Inc.
KvH Industries	GulfMark Offshore Inc.
ORBCOMM	Rex Energy Corporation
Shoretel Inc.	Tesco Corporation
TETRA Technologies Inc.

When setting target direct compensation (base salary and target short and long-term incentive opportunities), the Committee considers the median of compensation paid to similarly situated executives of the companies comprising our peer group, as well as survey sources in Pearl Meyer’s database, without benchmarking against a specific percentile.   In addition, our NEOs can earn short-term or annual incentive bonus compensation based upon pre-established earnings and growth criteria, which are indicative of our pay-for-performance philosophy.  Through the STIP, as well as our long-term equity incentive plan, our NEOs have a significant portion of compensation “at risk” and accordingly have the potential for earning above the median of our peer group. “At risk” means, for the performance-based compensation programs, NEOs will not realize value unless they meet minimum performance goals, which are tied to Company financial, operational and strategic goals, which we believe closely correlate to long-term stockholder value creation.

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Role of Chief Executive Officer in Executive Compensation Decisions
Our Compensation Committee seeks input from the CEO when discussing the performance and compensation levels of our NEOs other than himself.  Our CEO works with other senior executives to recommend changes to our compensation programs, prepare peer analyses, and suggest performance targets under those programs for our employees, including our NEOs, to assist the Compensation Committee in making and implementing its compensation decisions.  During 2017, our CEO provided recommendations to the Compensation Committee in connection with key employee retention and our incentive compensation programs based on historical and planned Company performance.  The Compensation Committee reviewed management's recommendations and considered peer data, as well as the Company’s operating plan and budget, to recommend the specific performance goals and measures established within our 2017 incentive compensation programs and awards, which were approved by the Board.

Our Executive Compensation Program

Our Compensation Philosophy
Our executive compensation program is designed to encourage our NEOs to focus on building long-term stockholder value, maximizing growth consistent with our strategic plan and delivering strong financial results. Our compensation philosophy is grounded in the following guiding principles:

Pay for Performance
A significant portion of a NEO’s total compensation should be variable (“at risk”) and dependent upon the attainment of certain specific and measurable annual- and long-term business performance objectives.

Shareholder Alignment	NEOs should be compensated through pay elements (base salaries, annual and long-term incentives) designed to create long-term value for our stockholders, as well as foster a culture of ownership.
Competitiveness
Target compensation should be set to ensure that compensation is at a level that is competitive with that being offered to individuals holding comparable positions at other companies with which we compete for business and leadership talent.

Attraction and Retention	The executive compensation program should enable the Company to attract and retain highly talented people with exceptional leadership capabilities.

Elements of Compensation
Our compensation philosophy is supported by the following principal pay elements:

Base Salary	Cash (Fixed)	Allows us to attract and retain qualified candidates in a highly competitive market
Short-Term Incentive Plan (“STIP”)	Cash or Equity (Variable)	Provides additional compensation designed to support our pay-for-performance philosophy based on achievement of annual financial results and specific individual personal goals
Long-Term Incentives	Equity (Variable)
Performance and time-based awards link compensation to achievement of multi-year financial goals, incentivizes retention and align executive interests with our stockholders’ interests to grow long-term value

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The charts below show the target total direct compensation (“TDC”) of our CEO and our other NEOs for fiscal 2017.  These charts illustrate that a majority of NEO TDC is variable, 66.6% for our CEO and an average of 63.4% for our other NEOs.

Determining the Amount of Each Element of Compensation for 2017
Base Salary
Our Compensation Committee reviews base salaries on an annual basis taking into consideration any changes in position or responsibilities.  We utilize base salary as the primary means of compensation for performing the essential elements of an executive’s job.  Base salaries approximate the median for our peer group, adjusted for each individual’s role, experience, proven skill sets and performance and potential, enabling us to attract and retain executives in competitive markets.

Mr. Pickett joined RigNet as our CEO and President on May 31, 2016. His base compensation was set at $485,000 in connection with negotiations during his recruitment as our CEO and President at which time we evaluated his base compensation compared to other officer level personnel, considering his prior experience, and our compensation consultant’s materials obtained during 2015.  Similarly, Messrs. Sullivan, Hilbert and Traupman’s base compensation was set pursuant to negotiations during recruitment resulting in their employment.

With the transitions in leadership over the course of 2016 and 2017, and in consideration of various factors including input from Pearl Meyer, current economic market conditions, and the published survey for average annual market increases, our Compensation Committee recommended, and our Board approved, no changes to base compensation levels for our NEO’s.  The 2017 base compensation levels in place reflect market-based compensation and recognize each officer’s level of responsibility, current workload and past experience performing their duties.

Our NEOs’ annual base salaries for 2016 and 2017 were as follows:

Name	Base Salary		% Change
	2017	2016
Steven Pickett	$ 485,000	$ 485,000	-
Brendan Sullivan (1)	250,000	-	-
Jay Hilbert	275,000	275,000	-
Ed Traupman	240,000	240,000	-
Charles Schneider	325,000	325,000	-
William Sutton	262,000	262,000	-
(1)	Mr. Sullivan joined RigNet on May 30, 2017.

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Short-Term Incentive Compensation
Our NEOs are eligible for annual incentive bonuses through our STIP.  Awards may be paid in stock or cash during the next year after determination of whether financial goals have been achieved.  For performance year 2017, awards were paid out in 2018 in the form of RigNet stock based on the ten-day average closing price five days prior to the meeting during which the determination of financial goal achievement were reported to the Compensation Committee.

Award Opportunities. Under the STIP, each NEO is assigned a target opportunity expressed as a percentage of his base salary.  The STIP target award opportunities, when considered in connection with the established financial performance goals that must be achieved in order to earn the incentive compensation, provide our executive officers the potential to realize at or above median compensation when compared to our peer group. The threshold, target and maximum award opportunities for each of our NEOs for 2017 is set forth below:

	STIP Award Opportunity (as a % of Base Salary)
Name	Threshold	Target	Maximum
Steven Pickett	25.0%	100.0%	250.0%
Brendan Sullivan	15.0%	60.0%	150.0%
Jay Hilbert	20.0%	40.0%	100.0%
Ed Traupman	10.0%	40.0%	100.0%
Charles Schneider	17.5%	70.0%	175.0%
William Sutton	16.3%	65.0%	162.5%

For 2017, there were two categories of performance goals under the STIP:  (i) pre-determined Company-wide financial results   performance measures (50% weighting) and (ii) pre-established key personal and team objectives (50% weighting), based on STIP funding.

Financial Performance Metrics and Weightings. STIP funding is determined based on performance achieved against the following financial metrics:

Metrics	Weight	Threshold (1)	Definition
Management EBITDA (a non-U.S. GAAP measure)	50.0%	90.0%	Adjusted EBITDA(2) further adjusted based on budgeted exchange rates and other exceptional items such as acquisitions or acquisition costs, as approved by the Board.
Consolidated Revenue	50.0%	80.0%	Gross revenue, less credits and uncollectible billings, as reported in accordance with U.S. GAAP.
(1)	As a percentage of Target
(2)	A reconciliation of Management EBITDA to Net Income is presented in the Appendix to this proxy statement.

Total STIP funding is based on actual performance against the annual Management EBITDA and Consolidated Revenue goals.  No STIP compensation is paid if the Company does not achieve the minimum threshold performance levels for both Management EBITDA and Consolidated Revenue and the maximum compensation that may be earned is 2.5 times target opportunities. However, individual payouts under the STIP cannot exceed an annual STIP compensation funding maximum for all employees as a group.

This table summarizes the 2017 financial targets and actual results for all of the NEOs (dollars in millions).

Objective	Threshold (1)(25%)	Target (2)(100%)	Maximum (3)(125%)	Actual Result	Percentage of Target	Payout
Management EBITDA	$ 28.1	$ 31.2	$ 39.0	$ 30.4	97.4%	80.7%
Consolidated Revenue	163.1	203.9	254.8	204.8	100.4%	102.9%
(1)	Below the threshold, no STIP will be earned.
(2)
Performance at target results in the targeted STIP bonus being earned with proportional adjustment for performance between threshold and target results and proportional adjustment for performance between target and maximum results.

(3)	Performance is capped at the maximum and achievement of the maximum would result in 2.5 times target STIP bonus being earned.

2017 Payout Results.  The 2017 STIP award formula would multiply 50.0% of an executive officer’s potential target award as a percentage of their current base salary, adjusted for partial-year employment, by the sum of (i) 50.0% of the consolidated Management EBITDA multiplier plus (ii) 50.0% of the consolidated revenue multiplier and add to that sum of the computed STIP award determined under individual performance.  Results between threshold and target or target and maximum are

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interpolated on a straight-line basis between those levels.  In recognition of Mr. Pickett’s achievement of individual performance goals and leadership resulting in our progress in executing the strategic plan in 2017, the Compensation Committee exercised its discretion to increase Mr. Pickett’s STIP over his formulaic amount by 5.0%.

For 2017, the Board approved STIP results and payouts, net of the company-wide pool adjustment, for NEOs settled through the delivery of immediately vested shares, the value of which is reported in the “Non-Equity Incentive Plan Compensation” for 2017 in the Summary Compensation Table using the share value upon the date of award, which was February 28, 2018, except for the discretionary increase to Mr. Pickett’s STIP which is reported in the “Bonus” column for 2017 in the Summary Compensation Table.  Pursuant to the Company’s STIP program, the STIP incentive pool for all employees, including the named executive officers, was limited to the annual short-term incentive funding maximum, which resulted in a downward adjustment of 3.41% for all 2017 STIP participant payout computations.

Name	Company Achievement	Individual & Team Achievement	Pool Allocation	Cash Bonus or Discretionary Adjustment	STIP Payout	Vested Shares
Steven Pickett	91.8%	104.2%	(3.41%)	$ 21,951	$ 460,964	31,530
Brendan Sullivan (1)	91.8%	115.8%	(3.41%)	-	84,915	5,809
Jay Hilbert (2)	91.8%	49.2%	(3.41%)	(55,000)	17,752	1,214
Edward Traupman	91.8%	145.7%	(3.41%)	-	104,558	7,152
Charles Schneider (3)	n/a	n/a	n/a	-	-	-
William Sutton (4)	91.8%	82.3%	(3.41%)	-	67,113	4,591

(1)	Mr. Sullivan’s 2017 STIP award opportunity was determined on a pro-rata basis based on his earnings since joining RigNet on May 30, 2017.
(2)	Mr. Hilbert’s November 2016 employment letter provided for guaranteed cash STIP payments totaling $55,000, which is subject to upward adjustment based on STIP performance results.
(3)	Mr. Schneider’s employment ended on December 27, 2017.
(4)	Mr. Sutton’s employment ended on June 23, 2017, and we simultaneously entered into a consulting agreement, which continued his participation in the 2017 STIP.
During 2017, we awarded a time-based cash incentive totaling $325,000 to Mr. Schneider to incentivize retention.   Mr. Schneider ‘s employment ended on December 27, 2017 for which we agreed to pay certain amounts pursuant to a separation agreement.

Long-term Incentive Compensation
Long-term incentive compensation is intended to enhance our ability to retain executive talent over a longer period of time, reward long-term efforts that enhance future value of the Company, and provide executives with a form of reward that aligns their interests with those of our stockholders.  Our executives may receive long-term incentive awards annually as the Compensation Committee determines consistent with the objectives described above.

Our 2010 Omnibus Incentive Plan permits the award of (i) incentive and non-qualified stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units, (v) performance stock, (vi) performance units, (vii) director awards (viii) annual cash incentive awards, (ix) cash-based awards, (x) substitution awards or (xi) other stock-based awards, as approved by the Board or its designated committee.  No further awards can be made under our 2006 Plan.

During 2017, the Committee issued performance units and time-based restricted stock units to our executive officers.  Although no options were issued in 2017, our CEO continued to vest his time-based option award issued in 2016.  The Committee believes these award types strike an appropriate balance between long-term operating results and leadership stability and best align our executives’ interests with those of our stockholders, as follows:

Objective	Award Type	Incentive for Compensation
Long-term stock appreciation	Stock Option	Stock price appreciation over seven years
Mid-term operating results	Performance Unit (“PU”)	Specific performance achievement over three years
Leadership Stability	Restricted Stock Unit (“RSU”)	Continued employment over four years

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In 2017, the Compensation Committee established long-term incentive compensation targets as a percentage of base salary for each of our NEOs.  This target was used to determine the value of the long-term incentive awards made to each executive.  In establishing each of the targets, the Compensation Committee considered, among other things, the data obtained from the compensation peer group study, recent negotiations related to changes in our leadership team, the role and responsibility of each executive, competitive factors, individual performance, the amount of stock-based equity compensation previously awarded to the executive, the non-equity compensation received by the executive, the total number of stock and option awards to be granted to all participants during the year and judgment of the Compensation Committee.

On March 15, 2017, as part of our normal annual review of equity awards and annual compensation, we made the following equity grants to each of our NEOs, of which (i) 50% was in the form of time‑based restricted stock units that vests in four equal installments on March 15 of each year, beginning on March 15, 2018 and (ii) 50% was in the form of PUs that are eligible for vesting based on achievement of defined performance goals over a three-year period as discussed below.

Name	Target Value of RSUs & PUs ($)
Steven Pickett	$485,000
Brendan Sullivan	-
Jay Hilbert	247,500
Edward Traupman	168,000
Charles Schneider	455,000
William Sutton	366,800

Each performance goal for the PUs has a specific threshold, target and maximum performance level resulting in payouts of 20.0%, 100.0% and 300.0%, respectively, with proportional adjustment for performance between each level.  Performance results are measured annually and a portion of the PUs is earned following each annual performance period (subject to achievement of specific pre-established annual performance measures).  The PUs vest upon completion of the three-year performance period, or sooner if an individual’s employment ceases due to retirement, death, or disability or following a change of control.

The PU component of our 2017 LTIP grants are designed to incentivize growth and financial performance over a three-year period as shown below:

Earned over 3 years

20%
30%
50%
Year 1
Year 2
Year 3

Weighted Measures

50%
50%
Financial Performance Factor
Market Share Performance Factor

Financial Performance Factor

$800
$700
$600
$500
$400
$300
$200
$100
$0
2016
2017
2018
2019
Threshold
Target
Maximum
Actual

Market Share Performance Factor

- 1% annual market share growth
- Qualified new product development

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The PUs granted in 2017 to our NEOs, are contingent upon the achievement of the financial factor weighted evenly between achievement of consolidated revenue and consolidated management EBITDA, with that result adjusted based on the results of each market share adjustment factor as shown below, with payment amounts prorated for performance between the established levels.  The 2017 awards generally become payable in 2020 based on achievements over the three-year performance period.

Performance Goals Measures	Performance Period	Threshold (1)	Target (2)	Maximum (3)	Actual Results	Resulting Multiplier
2017 Performance Units
Financial Factor: Consolidated Revenue	2017	$ 179.2	$ 224.0	$ 268.8	$ 204.8	67.9%
	2018	277.6	347.0	416.4	n/a	n/a
	2019	416.0	520.0	624.0	n/a	n/a
Consolidated Management EBITDA	2017	28.2	35.0	42.0	30.4	50.3%
	2018	48.0	60.0	72.0	n/a	n/a
	2019	80.0	100.0	120.0	n/a	n/a
Market Share Adjustment Factor: Qualifying Product Market Share Service Factor	2017	5.0	7.0	9.0	5.0	(9.0%)
	2018	5.0	7.0	9.0	n/a	n/a
	2019	5.0	7.0	9.0	n/a	n/a
Addressable Rigs Service Factor	2017	30%	32%	34%	31.1%	(20.0%)
	2018	32%	34%	39%	n/a	n/a
	2019	33%	35%	40%	n/a	n/a
(1)	Below the threshold, no units will be earned.
(2)
Performance at target results in the targeted units being earned with proportional adjustment for performance between threshold and target results and proportional adjustment for performance between target and maximum results.

(3)	Performance is capped at the maximum and achievement of the maximum would result in three times the target units being earned.

In 2017 the financial performance factor for PU awards was expanded to incorporate equal weighting of consolidated revenue and consolidated Management EBITDA (as defined in “Short Term Compensation”).  The market share factor incorporates the percentage of addressable rigs served and our ability to introduce qualified new products to our customers.  We believe these performance measures incentivize continued growth of market share in our core managed communications business to the oil and gas industry, strategic expansion into adjacent remote communications markets and introduction of new products that move us “up the stack”.

For 2017, the Board approved the following performance achievement results and earned shares for the NEO’s outstanding PU awards.

	PU Target Shares		Performance Achievement		Earned
Name	2017 Award	2016 Award	2017 Award	2016 Award	Shares
Steven Pickett	2,480	1,684	43.04%	16.6%	1,346
Brendan Sullivan (1)	-	-	-	-	-
Jay Hilbert	1,266	-	43.04%	-	545
Edward Traupman	859	-	43.04%	-	370
Charles Schneider (2)	2,327	2,779	43.04%	16.6%	1,179
William Sutton	1,876	2,240	43.04%	16.6%	4,591
(1)	Mr. Sullivan did not receive a PU award.
(2)	Since, Mr. Schneider’s employment ended on December 27, 2017, his earned shares were determined based on his prorated employment period during 2017.

2018 Changes

Annually, the Compensation Committee evaluates each component of total compensation for our employees and recommends changes to the Board to realize our key compensation objectives and incentivize performance and leadership stability.  During 2017, Pearl Meyer assisted the Committee in developing a new peer group for purposes of setting compensation levels for 2018, reflecting changes in our strategy, the industry, and our size as a public company. The peer companies listed below were selected because they are companies similar in financial and human capital size, and serve the geographies and customer bases in which we operate and compete.

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Peer Companies for 2018
Aligned to the services we provide	Aligned to our customer base
Aerohive Networks, Inc.	Bristow Group, Inc.
Cogent Communications Holdings, Inc.	Flotek Industries, Inc..
8X8 Inc.	Forum Energy Technologies, Inc.
Five9, Inc.	ION Geophysical Corporation
Iridum Communications	Helix Energy Solutions Group
Kratos Defense & Security Solutions, Inc.	Parker Drilling Company, Inc.
KvH Industries, Inc.	TETRA Technologies Inc.
Q2 Holdings, Inc.	Unit Corporation
Sonus Networks, Inc.
SPS Commerce, Inc.

The Board approved the following recommended changes with respect to 2018 compensation:

•	Increase to base salaries averaging 2.0% for our NEOs
•	LTIP awards will consist of RSUs (40%), PUs (50%) and stock options (10%)
•	Reestablished a company-match within our 401k plan at a maximum of 4.0% provided the employee contributes at least 6% of their cash compensation
•	Implemented automatic enrollment within our 401(k) plan for all employees at the rate of 3%

Effective April 1, 2018, our NEO’s annual base compensation was increased as follows:

Name	Base Salary		% Change
	2018	2017
Steven Pickett	$ 494,700	$ 485,000	2.0%
Brendan Sullivan	255,000	250,000	2.0%
Jay Hilbert	280,500	275,000	2.0%
Ed Traupman	244,800	240,000	2.0%

On March 7, 2018, the Compensation Committee approved RSU and PU awards to our NEOs, as part of our normal annual review of equity awards to incentivize our executives for the long-term success of our Company and to provide critical retention incentives.

	Number of Securities Underlying (1)		Long-term
Name	Stock Awards	Option Awards	Performance Awards (2)
Steven Pickett	13,557	8,391	$ 247,350
Brendan Sullivan	4,193	2,595	76,500
Jay Hilbert	6,918	4,282	126,225
Edward Traupman	4,696	2,907	85,680
(1)	The unit awards vest equally over four years beginning March 7, 2019.
(2)	This represents units to be awarded for the achievement of target performance thresholds over a three-year period and vest on July 1, 2021, with a potential for a three times performance multiplier.

Nondiscriminatory Health and Welfare Benefits
Our benefits, such as our basic health benefits, short-term and long-term disability, life insurance, and accidental death and dismemberment insurance are intended to provide a stable array of support to executives and their families throughout various stages of their careers, and these core benefits are provided to all employees based on the regional programs regardless of their individual performance levels.  All U.S. employees of the Company have the option to participate in the 401(k) plan, which allows participants to defer up to 100.0% of their annual compensation, subject to the cap set by the Internal Revenue Code.  In 2017, the Company did not provide matching employee contributions in the 401(k) plan.  Employee elective deferrals and employee matching contributions are immediately vested and non-forfeitable upon contribution to the 401(k) plan.

Perquisites
Consistent with the Compensation Committee's strategy, no perquisites or other personal benefits are expected to exceed $10,000 annually for any of our named executive officers, except with regard to relocation expense reimbursement.

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Tax and Accounting Implications
In the review and establishment of our compensation programs, we consider the anticipated accounting and tax implications to us and our executives.  While we consider the applicable accounting and tax treatment of alternative forms of equity compensation, these factors alone are not dispositive, and we also consider the cash and non-cash impact of the programs and whether a program is consistent with our overall compensation philosophy and objectives.

Deductibility of Compensation and Tax Obligations
Our Compensation Committee does not have any policies concerning the payment of tax obligations on behalf of our employees.  We are required by law to withhold a portion of every compensation payment we make to our employees. In the case of noncash compensation, that means either (i) we withhold a portion of the noncash compensation payment and pay cash to the appropriate tax authorities, (ii) the employees make a cash payment directly to us in lieu of our withholding a portion of the noncash compensation or (iii) we withhold a portion of cash compensation payments equal to the tax owed and pay cash to the appropriate tax authorities.  All payments to or on behalf of our employees, including tax payments, are considered compensation and are evaluated by our Compensation Committee as part of our overall compensation packages.

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation. Section 162(m) of the Internal Revenue Code imposes a limit on the amount of compensation that we may deduct in any one year with respect to the CEO, CFO and each of our next three most highly compensated NEOs, unless specific and detailed criteria are satisfied.  In general, we have determined that we will not seek to limit executive compensation so that it is deductible under Section 162(m).    We seek to maintain flexibility in compensating our executives in a manner designed to promote our corporate goals and therefore our Compensation Committee has not adopted a policy requiring all compensation to be deductible.  Our Compensation Committee will continue to assess the impact of Section 162(m) on our compensation practices and determine what further action, if any, is appropriate.

Accounting for Stock-Based Compensation
We account for stock-based payments for all awards under our 2010 Omnibus Incentive and the 2006 Long-Term Incentive Plans in accordance with the requirements of ASC Topic 718, subtopic 10, section 10, Stock Compensation.  The Compensation Committee reviews stock compensation grant date value in connection with granting equity awards.

Risk Assessment of Compensation Programs
We review our compensation programs company-wide to assess whether they encourage our employees to take unnecessary or excessive risks that could have a material adverse effect on our business.  We have concluded that our programs are appropriately tailored to encourage employees to grow our business, but not to incent them to do so in a way that poses unnecessary or excessive material risk to us.  For example, the STIP and our long-term incentive compensation, which are our two primary performance-based compensation programs, balance each other by providing compensation that rewards short-term and long-term performance.  The STIP balances risk by considering a mix of performance goals, capping the maximum payout a participant can receive and allowing the Compensation Committee to approve the final amount of all bonuses, while the long-term incentive awards include both (i) time-based equity awards that have four-year vesting schedules to encourage a focus on long-term growth and that support management retention and (ii) performance-based awards to incentivize and reward long-term performance.  In addition, we have various policies, such as our clawback, anti-hedging and executive equity ownership policies that are designed to discourage undue risk-taking or manipulation of results.  In addition, the portion of the executives’ compensation comprised of the STIP and LTIP is sized to encourage appropriate risk-taking that is aligned with the long-term health of the Company.

Clawback Policy
The Company has a clawback policy for the recoupment of incentive-based compensation from current or former executive officers and such other senior executives and employees (“Covered Executives”) under certain circumstances following a restatement of the Company’s financial statements. Under the clawback policy, the Company may recover from Covered Executives short and long-term cash incentives, stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, and/or performance units (“incentive compensation”). The clawback will include all incentive compensation in excess of the amounts or shares that would have been paid or distributed according to the financial statements, as restated.  The Company may also require, as a condition to the grant of any incentive compensation, a Covered Executive to agree in writing to abide by the terms of the clawback policy.

Policy Against Hedging
We prohibit our executive officers and directors from engaging in short-term or speculative transactions involving Company securities, including activities involving short selling our securities, hedging their ownership in our securities by the purchase or sale of options of any kind, whether puts, calls or other derivative securities, purchasing of Company securities in the open market on margin or pledging securities against loans or similar arrangements.

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Stock Ownership Policy
We encourage our executives to hold a significant equity interest in the Company through our stock ownership policy, which requires certain executives and directors to hold shares with a value equal to a multiple of their base salary or annual retainers.  Our CEO is required to hold equity shares of our Company with a multiple of four (4) times and our CFO and all other executive officers are required to hold two (2) times their respective annual base salary.  Non-employee Board members are required to hold three (3) times their annual Board retainer.  Each executive officer and director must attain the applicable stock ownership level by November 3, 2020, or the fifth anniversary of his or her becoming subject to the policy, whichever shall be the later to occur.  To ensure covered individuals make continuous progress towards their respective stock ownership levels, they must own 25% of their total applicable stock ownership level by the end of the second fiscal year after becoming subject to the policy, 50% by the end of the third fiscal year, 75% by the end of the fourth fiscal year and 100% by the end of the fifth fiscal year.

SUMMARY COMPENSATION TABLE

The following table sets forth certain information with respect to the compensation paid to our Chief Executive Officer, our Chief Financial Officer, our three other most highly compensated executive officers and one additional former named executive officer who served during 2017 for the years ended December 31, 2017, 2016 and 2015.

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Steven Pickett	2017	$ 485,000	$ 21,951	$ 484,996	$ -	$ 439,014	$ 56,097	$ 1,487,058
Chief Executive Officer and President	2016	285,404	282,917	253,943	646,000	-	32,590	1,500,854
Brendan Sullivan (5) Chief Technology/Information Officer	2017	148,077	-	-	-	84,915	33,998	266,990
Jay Hilbert	2017	275,000	55,000	247,504	-	17,752	480	595,736
Senior Vice President, Sales	2016	42,308	-	165,075	-	-	68	207,451
Edward Traupman	2017	240,000	-	168,012	-	104,558	41,910	544,480
Vice President, Systems Integration	2016	37,008	-	88,040	-	-	59	125,107
Charles Schneider (6)	2017	323,750	-	455,006	-	-	1,299,270	2,078,026
Former Senior Vice President &	2016	325,000	-	604,176	-	-	480	929,656
Chief Financial Officer	2015	22,500	125,000	97,596	227,265	-	-	472,361
William Sutton (7)	2017	126,969	-	366,798	-	67,113	2,678	563,558
Former Senior Vice President and General Counsel	2016	262,000	-	515,760	-	-	480	778,240
	2015	262,000	-	100,168	241,257	-	10,960	614,385

(1)
Bonuses in 2017 represent the Compensation Committee’s discretionary adjustment to Mr. Pickett’s formulaic STIP payout and Mr. Hilbert’s guaranteed cash STIP payments.  Bonuses in prior years represent Mr. Pickett’s guaranteed cash bonus in 2016 and Mr. Schneider’s sign-on bonus in 2015.

(2)
Reflects the aggregate grant date fair value for stock and option awards computed in accordance with FASB ASC Topic 718.  Assumptions used in the determination of these amounts which represent grant date fair value are included in Note 10, Stock-Based Compensation, to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

(3)
Non-equity incentive plan compensation reflects the Board approved STIP bonuses as reviewed by the Compensation Committee based on the achievement of performance metrics under our STIP program for the year.  These bonuses are paid in the year following the year in which they were earned. The Board determines annually if these bonuses are to be settled in cash or shares of stock.

(4)
Other compensation represents compensation benefits provided for in employment agreements and other company-wide benefit programs.  Benefits for all NEOs include life insurance coverage equal to two times annual base pay not to exceed $500,000. Other compensation also includes relocation and related costs in 2017 for Messrs. Pickett, Sullivan and Traupman of $55,617, $33,718 and $41,430, respectively.  Other compensation for Mr. Schneider includes separation benefits in connection with his employment ending in 2017 (see note 6 below). Mr. Sutton’s other compensation includes consulting fees paid after the date of his retirement in 2017 and maximum 401K match benefits of $10,600 in 2015. Other than the relocation assistance amounts reflected above, we did not provide perquisites and other personal benefits exceeding a value of $10,000 to our NEOs.

(5)
Mr. Pickett joined the Company on May 31, 2016 and began participating in the Company’s STIP plan in 2017.  Mr. Pickett’s agreement provides for additional 2016 cash compensation of seven-twelfths of his base compensation, which was paid in January 2017.

(6)	Mr. Sullivan joined the Company on May 30, 2017.
(7)	Mr. Hilbert joined the Company on November 7, 2016. His agreement provides for sign-on equity awards of 7,500 stock options and 7,500 restricted stock units, which were awarded on November 7, 2016.

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(8)	Mr. Traupman joined the Company on November 7, 2016. His agreement provides for sign-on equity awards of 4,000 stock options and 4,000 restricted stock units, which were awarded on November 7, 2016.
(9)
Mr. Schneider joined the Company on December 8, 2015 and began participation in the Company’s incentive plans beginning in 2016.  Mr. Schneider’s agreement provides for a sign-on bonus of $455,000 of which $125,000 was paid in cash in January 2016 and the balance was provided through his December 2016 equity awards.  Mr. Schneider’s employment with the Company ended December 27, 2017 and pay related to his separation is included in the “all other compensation” column.

(10)
Mr. Sutton’s employment with the Company ended on June 23, 2017 and entered into a consulting agreement to provide certain services to RigNet through June 23, 2020, the terms of which are discussed in “Employment Agreements – Mr. Sutton” below.

CEO Pay Ratio
Mr. Pickett had total compensation of $1,487,058 for 2017, as reflected in the Summary Compensation Table included in this proxy statement.  Our median employee’s annual total compensation for 2017 was $61,412, which considers both cash and equity compensation. As a result, we estimate that Mr. Pickett’s 2017 annual total compensation was approximately 24.21 times that of our median employee.

With respect to the identification of the median of the total annual compensation of all employees, as well as the determination of the annual total compensation of Mr. Pickett, we used the following methodology:

•	As of November 20, 2017, the date we used for determination, our workforce consisted of 496 full time employees and 24 independent contractors, with 49.4% located in the United States.
•
To find the median of the annual total compensation of all employees other than Mr. Pickett, we used the amount of annualized cash compensation, excluding overtime pay, consistent with amounts to be reported to the relevant taxing authorities.

•	Based on this information, we identified the median employee, a Service Coordinator located in the United States.
•
With respect to our median employee, we added together all compensation components as set forth in the Summary Compensation Table for 2017 determining our median employee’s annual total compensation for 2017.

Employment Agreements
Mr. Pickett
The Company has an agreement to employ Mr. Pickett as a Chief Executive Officer and President.  His initial annual base salary was set at $485,000, subject to increases from time to time.  Under the agreement, if the Company terminates Mr. Pickett’s employment without “cause” (other than for death or disability), the Company, or its successor, terminates Mr. Pickett on or within two years after a “change of control event,” as defined in the Treasury Regulations issued under Section 409A of the Code, or Mr. Pickett terminates his employment for “good reason”, he is entitled to receive i) a lump sum cash severance in an amount equal to two times his then annual base salary and target bonus for the period in which the termination occurs; ii) COBRA premiums for up to 18 months, with such premiums paid to Mr. Pickett on a fully grossed-up after-tax basis, if necessary, for Mr. Pickett not to be subject to tax under Section 105 of the Internal Revenue Code; and iii) the immediate vesting of the Signing Bonus stock options (as defined in the agreement).  In addition, if Mr. Pickett’s employment terminates without “cause”, for “good reason” within two years of a “change of control” or due to death or disability, all outstanding unvested equity awards other than performance units shall automatically vest in full not withstanding anything in the award to the contrary and shall remain exercisable for the full term of the applicable award.  If, after a change of control, the successor does not assume or continue such equity award, such award shall automatically vest in full on the date of the change of control.

If Mr. Pickett’s termination is due to death or disability or he resigns without good reason, he would be entitled to, in addition to vesting of equity awards as discussed above, all unpaid salary, unused vacation, and certain business expenses.

In addition, Mr. Pickett is subject to restrictive covenants of noncompetition and non-solicitation for a period of 24 months from his termination date.

Under the agreement, “cause” is defined as any of the following: (i) Mr. Pickett’s plea of guilty or nolo contendre, or conviction of a felony or a misdemeanor involving moral turpitude; (ii) any act by Mr. Pickett of fraud or dishonesty with respect to any aspect of our business including, but not limited to, falsification of our records; (iii) intentional misconduct by Mr. Pickett that is materially injurious to us (monetarily or otherwise); (iv) Mr. Pickett’s breach of any confidentiality, noncompetition or non-solicitation obligations to the Company; (v) commencement by Mr. Pickett of employment with an unrelated employer; (vi) material violation by Mr. Pickett of any of our written policies, including but not limited to any harassment and/or non-discrimination policies; and (vii) Mr. Pickett’s gross negligence in the performance of his duties.  Mr. Pickett would not be deemed to have been terminated for cause under clauses (ii) through (vii) above unless the determination of whether cause exists is made by a resolution duly adopted by the affirmative vote of not less than three-fourths of the entire membership of

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the Board (excluding Mr. Pickett, if a member) at a meeting of the Board that was called for the purpose of considering such termination (after 15 days’ notice to Mr. Pickett and an opportunity for Mr. Pickett, together with Mr. Pickett’s counsel, to be heard before the Board and, if reasonably possible, to cure the breach that is the alleged basis for cause) finding that, in the good faith opinion of the Board, Mr. Pickett was guilty of conduct constituting cause and specifying the particulars thereof in detail.

Under the agreement, “good reason” means (i) a material adverse change in Mr. Pickett’s position, authority, duties or responsibilities, (ii) a reduction in Mr. Pickett’s base salary or the taking of any action by us that would materially diminish the annual bonus opportunities of Mr. Pickett, (iii) the relocation of our principal executive offices by more than 50 miles from where such offices are located on the first day of employment or Mr. Pickett being based at any office other than our principal or hemisphere management executive offices, except for travel reasonably required in the performance of Mr. Pickett’s duties, (iv) a material breach of the agreement by us, or (v) the failure of a successor to us to assume the agreement.

If Mr. Pickett terminates employment for “good reason”, he shall provide written notice within 45 days of the occurrence of any such reduction, failure, change or breach upon which Mr. Pickett intends to base his resignation, and we shall have 45 days to remedy the reduction, failure, change or breach.  If such reduction, failure, change or breach is not remedied, Mr. Pickett must terminate his employment within 120 days of occurrence of the condition for the termination to be considered “good reason”.

A “Change of Control” shall have the same meaning as defined in Section 409A of the Internal Revenue Code.  Under the agreement, “disability” means Mr. Pickett is (i) unable to perform substantially his duties for us with or without reasonable accommodation as a result of physical or mental impairment that is reasonably expected to last twelve months, as supported by a written opinion from Mr. Pickett’s physician and is (ii) receiving long-term disability benefits from our insured long-term disability plan.

Mr. Sullivan
We also entered into an offer letter agreement with Mr. Sullivan, effective on May 30, 2017.  In that agreement, we agreed to employ Mr. Sullivan as a Chief Technology/Information Officer with a starting salary of $250,000, subject to increase from time to time, and annual short-term and long-term incentive target bonuses of 60.0% and 40.0% of base salary, respectively.  Under the agreement, if we terminate Mr. Sullivan’s employment without “cause” or Mr. Sullivan terminates his employment with us for “good reason” within two years on or after a “Change of Control”, he is entitled to (i) a lump sum cash severance in an amount equal to one and a half times his then annual base salary.  In addition, he is subject to restrictive covenants of noncompetition and non-solicitation for a period of 12 months from his termination date.

"Cause" is defined as any of the following: (i) a plea of guilty or nolo contendre, or conviction of a felony or a misdemeanor involving moral turpitude; (ii) any act of fraud or dishonesty with respect to any aspect of Company's business including, but not limited to, falsification of Company records; (iii) failure to perform his duties (other than by reason of an illness or a disability); (iv) engagement in misconduct that is materially injurious to the Company (monetarily or otherwise); (v) breach any confidentiality, noncompetition or non-solicitation obligations to the Company; (vi) commencement of employment with an unrelated employer; (vii) material violation of any of the Company's written policies, including but not limited to any harassment and/or non-discrimination policies; and (viii) gross negligence in the performance of his duties.  The terms of “good reason” and “Change of Control” are defined consistently with the same definition of those same terms described under Mr. Pickett’s agreement above.

Mr. Hilbert
We also entered into an offer letter agreement with Mr. Hilbert, effective on November 7, 2016.  In that agreement, we agreed to employ Mr. Hilbert as a Senior Vice President, Sales with a starting salary of $275,000, subject to increase from time to time, and annual short-term and long-term incentive target bonuses of 40.0% and 90.0% of base salary, respectively.  Under the agreement, if we terminate Mr. Hilbert’s employment without “cause” or Mr. Hilbert terminates his employment with us for “good reason” within two years on or after a “Change of Control”, he is entitled to (i) a lump sum cash severance in an amount equal to his then annual base salary; (ii) COBRA coverage for up to 12 months, with Mr. Hilbert responsible for the employee portion of premiums; and (iii) a pro-rated amount equal to the annual bonus at target that would have been paid to Mr. Hilbert had he remained employed through the end of the calendar year in which his employment terminates.  The terms of “cause”, “good reason” and “Change of Control” are defined consistently with the same definition of those same terms described under Mr. Sullivan’s agreement above. In addition, he is subject to restrictive covenants of noncompetition and non-solicitation for a period of 12 months from his termination date.

Mr. Traupman

We also entered into an offer letter agreement with Mr. Traupman effective November 3, 2016.  In that agreement, we agreed to employ Mr. Traupman as a Vice President, Systems Integration & Automation with a starting salary of $240,000, subject to increase from time to time, and annual short-term and long-term incentive target bonuses of 40.0% and 70.0% of base salary,

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respectively.  Under the agreement, if we terminate Mr. Traupman’s employment without “cause” or Mr. Traupman terminates his employment with us for “good reason” within two years on or after a “Change of Control”, he is entitled to (i) a lump sum cash severance in an amount equal to his then annual base salary; (ii) COBRA coverage for up to 12 months, with Mr. Traupman responsible for the employee portion of premiums; and (iii) a pro-rated amount equal to the annual bonus at target that would have been paid to Mr. Traupman had he remained employed through the end of the calendar year in which his employment terminates. The terms “cause”, “good reason” and “Change of Control” are defined consistently with the same definition of those same terms described under Mr. Sullivan’s agreement above.  In addition, he is subject to restrictive covenants of noncompetition and non-solicitation for a period of 12 months from his termination date.

Mr. Schneider
As previously reported, Mr. Schneider’s employment with us ended effective December 27, 2017.  Prior to his departure, the Company had an agreement to employ Mr. Schneider as the CFO until he or we decided to terminate his position for any reason.  We entered into a separation agreement wit Mr. Schneider pursuant to which he is entitled to receive: (i) a lump sum cash payment of $866,740; (ii) two lump sum cash payments of $162,500 payable on March 31, 2018 and March 31, 2019 respectively; (iv) vesting of 7,000 shares of restricted stock units in accordance with the applicable award agreement; and (v) the ability to exercise 5,212 vested stock options through March 27, 2018. Mr. Schneider was not provided a gross-up payment related to any excise taxes under Section 4999 of the Internal Revenue Code.  In addition, he is subject to restrictive covenants of noncompetition and non-solicitation for a period of 12 months from his termination date.

Mr. Sutton
As previously reported, Mr. Sutton’s employment with us ended effective June 23, 2017 at which time we entered into a consulting agreement with Mr. Sutton to retain the benefit from Mr. Sutton’s knowledge and experience through June 23, 2020.  Mr. Sutton’s consulting agreement provides for up to 20 hours of services per month at the hourly rate of $250 for the first twelve months and $350 thereafter and provides for vesting of certain benefits including continued participation in the 2017 STIP prorated based on the number of days Mr. Sutton was employed with the Company during the year, continued vesting of outstanding restricted stock and restricted stock unit awards throughout the consulting services contract period and vested options shall remain exercisable in accordance with the applicable option award agreement.

Mr. Sutton’s previous employment agreement was effective from March 14, 2012.  In that agreement, we agreed to employ Mr. Sutton as the Company’s Vice President and General Counsel.  Mr. Sutton’s initial annual base salary was set at $235,000, subject to increase from time to time, and his annual target bonus potential was at least 60.0% of his base salary. Mr. Sutton is subject to restrictive covenants of noncompetition and non-solicitation for a period of including and 12 months after the completion the consulting services agreement discussed above.  His previous employment agreement also provides for ongoing confidentiality and non-disparagement obligations.

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2017 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts			Estimated Future Payouts			All Other Stock Awards: Number of Securities Underlying Stock /Unit Awards	Grant Date Fair Value of Stock Unit and Option Awards (3)
		Under Non-equity Incentive Plan (1)			Under Equity Incentive Plan Awards (2)
	Grant Date	25.0% Threshold	100% Target	250% Maximum	20.0% Threshold	100% Target	300% Maximum
Name
Steven Pickett	3/15/17	-	-	-	-	-	-	12,404	$242,498
	3/15/17	-	-	-	2,481	12,404	37,212	-	242,498
		$121,250	$485,000	$1,212,500	-	-	-	-	-
Brendan Sullivan (4)		22,212	88,846	222,116	-	-	-	-	-
Jay Hilbert (5)	3/15/17	-	-	-	-	-	-	6,330	123,752
	3/15/17	-	-	-	1,266	6,330	18,990	-	123,752
		-	55,000	220,000	-	-	-	-	-
Edward	3/15/17	-	-	-	-	-	-	4,297	84,006
Traupman	3/15/17	-	-	-	860	4,297	12,891	-	84,006
		24,000	96,000	240,000	-	-	-	-	-
Charles Schneider	3/15/17	-	-	-	-	-	-	11,637	227,503
	3/15/17	-	-	-	2,327	11,637	34,911	-	227,503
		56,875	227,500	568,750	-	-	-	-	-
William Sutton	3/15/17	-	-	-	-	-	-	9,381	183,399
	3/15/17	-	-	-	1,876	9,381	28,143	-	183,399
		42,575	170,300	425,750	-	-	-	-	-
(1)
The STIP provides incentive compensation based on achievement of Management EBITDA and Consolidated Revenue financial metrics, subject to plan limitations, as discussed above under see “Determining the Amount of Each Element of Compensation for 2017 − Short-term Incentive Compensation” and is to be paid in stock for our NEOs in 2017.

(2)
For a discussion of the performance unit thresholds and measurement criteria see “Determining the Amount of Each Element of Compensation for 2017 – Long-Term Incentive Compensation “above.  These awards generally vest upon completion of the three-year performance period, or sooner if an individual’s employment ceases due to retirement, death, disability or change of control, and are payable on July 1, 2020.

(3)
Reflects the aggregate grant date fair value for equity awards granted in 2017 computed in accordance with FASB ASC Topic 718.  Assumptions used in the determination of these amounts which represent grant date fair value are included in Note 10, Stock-Based Compensation, to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

(4)	Mr. Sullivan was granted no stock awards in 2017.
(5)
As provided for in Mr. Hilbert’s employment agreement, he received $55,000 of his STIP target as a guaranteed cash bonus during 2017.  His remaining STIP award was computed based on company performance and reduced by the previously paid cash bonus amount. The future payout amounts reflected in the table have been reduced by the $55,000 paid during the year.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2017

Name	Option Awards					Stock and Unit Awards
	Number of Securities Underlying Unexercised Options - Exercisable (1)	Number of Securities Underlying Unexercised Options - Unexercisable		Option Exercise Price	Option Expiration Date	Number of Securities that have not Vested (1)		Market Value of Securities that have not Vested (2)	Incentive Unit Awards
									Number of Securities that have not Vested (3)	Market Value of Securities that have not Vested (2)
Steven Pickett	25,000	75,000	(4)	$ 12.60	5/27/26	11,788	(4)	$ 176,231	5,052	$ 75,527
						12,404	(5)	185,440	12,404	185,440
Brendan Sullivan	-	-		-		-		-	-	-
Jay Hilbert	1,875	5,625	(6)	14.55	11/7/26	5,625	(6)	84,094	6,330	94,634
						6,330	(5)	94,634
Edward Traupman	1,000	3,000	(6)	14.55	11/7/26	3,000	(6)	44,850	4,297	64,240
						4,297	(5)	64,240
Charles Schneider	5,212	-	(7)	22.09	3/27/18	-		-	-	-
William Sutton	22,696	-	(8)	18.00	3/22/21	557	(11)	8,327	6,721	100,479
	24,978	-	(9)	17.08	3/7/22	1,160	(13)	17,342	9,381	140,246
	23,137	-	(10)	19.96	3/6/23	512	(14)	7,654	-	-
	7,397	2,466	(12)	47.17	3/5/24	15,750	(16)	235,463	-	-
	6,156	6,156	(14)	33.20	3/4/25	12,000	(17)	179,400	-	-
	2,718	2,720	(15)	33.20	11/3/25	9,381	(5)	140,246	-	-

(1)
The option and stock awards reflected in the table above generally vest as to one-fourth of the total number of shares on the first, second, third and fourth year anniversary of the date of award or first vesting date specified in the award agreement, except for the awards noted in (7) below which vests in full on a specific future date and (3) which vests based on achievement of performance measures over three years.

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(2)	Based on the closing price of our common stock on December 29, 2017 of $14.95.
(3)
Incentive unit awards represent the target units to be awarded for the achievement of target performance thresholds over a three-year period, are earned each annual performance period, and are payable on July 1st following the final performance period or sooner if an individual’s employment ceases due to retirement, death, disability or change of control.  Awards have a potential for a three times payout.

(4)	The date of the award was June 2, 2016, with the initial one-fourth vesting on May 31, 2017 and one-fourth annually thereafter.
(5)	The date of the award was March 15, 2017, with the initial one-fourth vesting on March 19, 2018 and one-fourth annually thereafter.
(6)	The date of the award was November 7, 2016, with full vesting on November 7, 2020.
(7)	The date of the award was December 5, 2015, with the initial one-fourth vesting on May 15, 2017 and one-fourth annually thereafter.
(8)	The date of the award was March 22, 2011.
(9)	The date of the award was March 7, 2012.
(10)	The date of the award was March 6, 2013.
(11)	The date of the award was March 6, 2013, with the initial one-fourth vesting on May 1, 2014 and one-fourth annually thereafter.
(12)	The date of the award was March 5, 2014.
(13)	The date of the award was March 5, 2014, with the initial one-fourth vesting on May 15, 2016 and one-fourth annually thereafter.
(14)	The date of the award was March 4, 2015, with the initial one-fourth vesting on May 15, 2016 and one-fourth annually thereafter.
(15)	The date of the award was November 3, 2015, with the initial one-fourth vesting on May 15, 2016 and one-fourth annually thereafter.
(16)	The date of the award was March 10, 2016, with the initial one-fourth vesting on March 19, 2017.
(17)	The date of the award was March 10, 2016, with the full vesting on March 19, 2019.

OPTION EXERCISES AND VESTING OF RESTRICTED STOCK

The following table contains information about the exercise of stock options by, and vesting of restricted stock for our NEOs during 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)
Steven Pickett	-	$ -	3,929	$ 65,811
Brendan Sullivan	-	-	-	-
Jay Hilbert	-	-	1,875	28,875
Edward Traupman	-	-	1,000	15,400
Charles Schneider	-	-	8,328	131,107
William Sutton	11,450	65,180	7,915	159,225
(1)
Value realized on exercise represents the difference between the sales price obtained on the sale of shares and the exercise price per share, multiplied by the number of shares sold in each exercise transaction.

(2)	Value represents the closing price per share of our stock on the vesting date, multiplied by the gross number of shares vested.

PENSION BENEFITS

We do not provide pension benefits for our NEOs or other employees. Retirement benefits are provided through the Savings Plan discussed below.

NON-QUALIFIED DEFERRED COMPENSATION

We do not have a non-qualified deferred compensation plan.  Our 401(k) plan is a deferred compensation arrangement that is a qualified plan under section 401(a) of the Internal Revenue Code (the “Code”) (“The Savings Plan”).

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Payments Made Upon Termination
Regardless of the manner in which an executive officer's employment terminates, the executive will be entitled to receive amounts earned (but unpaid) during his term of employment. Such amounts include:

•	earned, but unpaid base salary;
•	unused vacation pay; and
•	amounts contributed and vested through our 401(k) plan (including any Company matching contributions).

If provided for in the executive’s employment agreement and their separation is the result of death or “disability, the executive or his or her estate shall receive the above benefits, any long-term disability benefits and certain unvested equity awards shall immediately vest and become exercisable.

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The employment agreements with each of our executives also provide certain benefits if their employment is terminated under various circumstances.  See above under “Employment Agreements” for a description of those circumstances and the benefits to which the NEOs are entitled.

Excise Taxes
For all NEOs if any benefits payable or otherwise provided under each named executive officer's employment agreement would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), we will not pay or otherwise reimburse the executive for such Excise Tax and any related taxes, fees or penalties thereon.

Quantification of Payments on Termination
The chart below reflects the amount of compensation payable to each of our NEOs in the event of termination of such executive's employment pursuant to his employment agreement and our stock compensation plans.  The amount of compensation payable to each executive officer upon voluntary termination with “Good Reason,” involuntary termination other than for “Cause,” termination following a “Change of Control” and the occurrence of the “Disability” or death of the executive is shown below.  The amounts shown are calculated assuming that such termination was effective as of December 31, 2017, and thus include amounts earned through such time (other than amounts payable pursuant to our 401(k) plan) and are estimates of the amounts, which would be paid out to the executives upon their termination.  The actual amounts to be paid out may only be determined at the time of the executive’s actual separation from us.

Post Employment Compensation Table

Name	Severance Payment	Early Vesting of Equity Awards (1)	Health & Welfare Benefits (2)	Total Benefit
Steven Pickett
Change of Control	$ 1,963,655	$ 600,172	$ 38,498	$ 2,601,969
Other than Cause or for Good Reason (3)	1,961,655	196,373	38,498	2,198,169
Disability or Death	23,299	600,172	-	623,471
Brendan Sullivan
Change of Control	385,724	-	-	385,724
Other than Cause or for Good Reason (3)	385,724	-	-	385,724
Disability or Death	10,724	-	-	10,724
Jay Hilbert
Change of Control	311,288	18,927	15,000	345,215
Other than Cause or for Good Reason (3)	311,288	8,148	15,000	334,436
Disability or Death	18,536	-	-	18,536
Edward Traupman
Change of Control	249,222	12,842	15,000	277,064
Other than Cause or for Good Reason (3)	249,222	5,532	15,000	269,753
Disability or Death	9,222	-	-	9,222
Charles Schneider (4)
Other than Cause or for Good Reason (3)	1,153,750	107,800	37,720	1,299,270
William Sutton (5)
Other than Cause or for Good Reason (3)	-	-	-	-
(1)	See the table Outstanding Equity Awards as of December 31, 2017 presented earlier in this section of this proxy statement.
(2)	This column includes any applicable Cobra premiums paid for the executive and agreed upon outplacement services.
(3)	Termination assumes there has not been a change of control event within the prior two years.
(4)	Mr. Schneider’s employment ended December 27, 2017. The amounts are the severance payments and benefits received under his separation agreement, which is described above under “Employment Agreements”.
(5)	Mr. Sutton’s employment ended June 23, 2017 when we entered into a consulting agreement through June 23, 2020. Certain unvested shares will continue to vest during the consulting services period.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted By:

Compensation Committee

Keith Olsen, Chairman
James H. Browning
Kevin O’Hara
Ditlef de Vibe

This Report of the Compensation Committee is not “soliciting material” and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

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SECURITY OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 5, 2018, the number of shares beneficially owned by: (i) each person who is known to us to beneficially own more than 5.0% of the Company’s common stock; (ii) the current directors and nominees of our Board; (iii) each named executive officer included in the Summary Compensation Table; and (iv) all current directors and executive officers as a group.  As noted in the footnotes to the table below, we obtained certain information in the table from filings made with the SEC.  Unless otherwise noted in the footnotes to the table below, to our knowledge each beneficial owner has sole voting power and sole investment power, subject to community property laws for individuals that may apply to create shared voting and investment power.  Unless indicated in the footnotes below, the address of each beneficial owner is c/o RigNet, Inc., 15115 Park Row Boulevard, Suite 300, Houston, Texas 77084-4947.

Except as otherwise noted in the table below, we calculated the percentage of shares outstanding based on 18,400,647 shares of common stock outstanding on March 5, 2018.  In accordance with SEC regulations, we also include (i) shares subject to options that are currently exercisable or will become exercisable within 60 days of March 5, 2018, and (ii) shares issuable upon settlement of restricted stock units that are vested, or will become vested within 60 days of March 5, 2018.  Those shares are deemed to be outstanding and beneficially owned by the person holding such option or restricted stock unit for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Security Ownership Table
Directors / Nominees	Stock	Total	%
James H. Browning	26,630 Ŧ	26,630	*
Mattia Caprioli	- Ŧ	-	*
Charles L. Davis	40,313 Ŧ	40,313	*
Ditlef de Vibe	18,420 Ŧ	18,420	*
Kevin Mulloy	7,709 Λ	7,709	*
Kevin O’Hara	35,115 Ŧ	35,115	*
Keith Olsen	16,389 Ŧ	16,389	*
Gail P. Smith	- Λ	-	*
Brent K. Whittington	29,030 Ŧ	29,030	*

5% Beneficial Owners	Stock	Total	%
Kohlberg Kravis Roberts & Co (7)	4,750,000	4,750,000	26.3%
FMR LLC (8)	2,677,620	2,677,620	14.7%
ArrowMark Colorado Holdings LLC (9)	2,651,860	2,651,860	14.6%
All Executive Officers	Stock	Total	%
Steven Pickett (1)	35,459 Λ	63,560	*
Tonya McDermott (2)	16,658 Λ	33,505	*
Brendan Sullivan	5,809 Λ	5,809	*
Brad Eastman	- Λ	-	*
Jay Hilbert (3)	6,357 Λ	9,814	*
Edward Traupman (4)	8,888 Λ	10,962	*
Charles Schneider (5)	8,032 Λ	13,244	*
William Sutton (6)	18,112 Λ	120,563	*

All Directors and Executives	Stock	Total	%
As a group (17 persons)	273,021	423,468	2.3%
*	Less than 1.0% of class
Ŧ	Meets or exceeds executive equity ownership requirements
Λ	Within transition period for equity ownership requirements

(1)	Includes 25,000 shares of stock subject to options and 3,101 restricted stock units, which are exercisable or vest within 60 days of March 5, 2018.
(2)	Includes 12,214 shares of stock subject to options and 1,253 shares of restricted stock and 3,380 restricted stock units, which are exercisable or vest within 60 days of March 5, 2018.
(3)	Includes 1,875 shares of stock subject to options and 1,582 restricted stock units, which are exercisable or vest within 60 days of March 5, 2018.
(4)	Includes 1,000 shares of stock subject to options and 1,074 restricted stock units, which are exercisable or vest within 60 days of March 5, 2018.
(5)	Includes 5,212 shares of stock subject to options, which are exercisable, or vest within 60 days of March 5, 2018.
(6)	Includes 92,627 shares of stock subject to options and 2,229 shares of restricted stock and 7,595 restricted stock units, which are exercisable or vest within 60 days of March 5, 2018.
(7)
Based on Amendment No. 1 to Schedule 13D filed with the SEC on September 26, 2013, the 4,750,000 shares of Common Stock are held directly by Digital Oilfield Investments LP, a wholly owned subsidiary of Kohlberg Kravis Roberts & Co.  As disclosed, each of Digital Oilfield Investments GP Limited, KKR European Fund III Limited Partnership, KKR Associates Europe III Limited Partnership, KKR Europe III Limited, KKR Fund Holdings L.P., KKR Fund Holdings GP Limited, KKR Group Holdings L.P., KKR Group Limited, KKR & Co. L.P., KKR Management LLC, Henry R. Kravis and George R. Roberts has voting and dispositive power over all the securities held directly by Digital Investments LP and may be deemed to be the beneficial owner of the securities held directly by Digital Investments LP, and each disclaims beneficial ownership of the securities.  The address of each such beneficial owner (except Mr. Roberts) is c/o Kohlberg Kravis Roberts & Co. L. P., 9

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West 57th Street, Suite 4200, New York, NY 10019.  The address of Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L. P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA  94025.

(8)
Based on Amendment No. 2 to Schedule 13G filed with the SEC on February 13, 2018, FMR LLC. (“FMR”) reported that it, Abigail P. Johnson and Select Energy Service Portfolio reported that they have sole dispositive and voting power as to 2,677,620 shares.  Abigail P. Johnson is a director, the Chairman, and the Chief Executive Officer of FMR.  Members of the Johnson family, including Abigail P. Johnson, directly or through trusts represent 49.0% of the voting power of FMR, and have entered into a voting agreement with other shareholders forming a controlling group with respect to FMR, LLC. The Schedule 13G further states neither FMR nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under or advised by Fidelity Management & Research Company (FMR Co), a wholly owned subsidiary of FMR.  The address for each such beneficial owner is 245 Summer Street, Boston, Massachusetts 02210.

(9)
Based on Amendment No. 4 to Schedule 13G filed with the SEC on February 9, 2018, ArrowMark Colorado Holdings LLC , formerly Asset Management, LLC reported that they have sole dispositive and voting power as to all such shares. The address for ArrowMark Colorado Holdings LLC is 100 Fillmore Street, Suite 325, Denver, Colorado 80206.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our NEOs and directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership concerning our common stock with the SEC and to furnish us with copies of all Section 16(a) forms they file.  Based solely upon our review of the Section 16(a) filings that have been received by us and representations made to us by our executive officers and directors, we believe that all filings required to be made under Section 16(a) during 2017 were made timely.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The table below sets forth the following information as of the end of December 31, 2017 for (i) all compensation plans previously approved by our stockholders and (ii) all compensation plans not previously approved by our stockholders.

Plan category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (1)
Equity compensation plans approved by security holders	308,606	$ 21.37	2,368,185
Equity compensation plans not approved by security holders	-	-	-
Total	308,606	$ 21.37	2,368,185

(1)	Represents shares available under the 2010 Omnibus Incentive Plan, as amended. No additional shares will be awarded under the RigNet, Inc. 2006 Long-Term Incentive Plan.

In addition to our 2010 Omnibus Incentive Plan, we maintain the RigNet, Inc. 2006 Long-Term Incentive Plan, which was approved by our stockholders.  We do not maintain any equity compensation plans that have not been approved by our stockholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Kohlberg Kravis Roberts & Co. L.P.
A vendor who provides dedicated consulting services to KKR and its affiliated funds’ portfolio companies, was used by RigNet for business consulting services in the ordinary course of business totaling zero, zero and $0.3 million in 2017, 2016 and 2015. Neither KKR, a significant stockholder of RigNet, nor any entity affiliated with KKR own any equity in this vendor.

Review and Approval of Related Party Transactions
Under our Policy Governing Related Person Transactions, our employees, officers and directors are discouraged from entering into any transaction that may cause a conflict of interest for us.  In addition, they must report any potential conflict of interest, including related party transactions, to their managers or our general counsel, who then reviews and summarizes the proposed transaction for our Audit Committee.  Pursuant to its charter, our Audit Committee must then approve any related-party transactions, including those transactions involving our directors.  In approving or rejecting such proposed transactions, the Audit Committee considers the relevant facts and circumstances available and deemed relevant to the Audit Committee, including the material terms of the transactions, risks, benefits, costs, availability of other comparable services or products and, if applicable, the impact on a director’s independence.  Our Audit Committee will determine whether to approve only those transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion.  A copy of our Code of Ethics and Business Conduct and Audit Committee charter may be found at our corporate website http://investor.rig.net/code-ethics-and-business-conduct-2.

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ADDITIONAL INFORMATION
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2019 ANNUAL MEETING

Any stockholder who intends to present a proposal for inclusion in our 2019 proxy statement and form of proxy must submit the proposal, in writing, so that our Corporate Secretary receives it at our principal executive offices, located at 15115 Park Row Boulevard, Suite 300, Houston, Texas 77084-4947, by December 3, 2018, which is 120 days prior to the one-year anniversary of the date this proxy statement is being sent to our stockholders.  Any stockholder who wishes to bring a proposal or nominate a person for election to our Board at the 2019 Annual Meeting of Stockholders must provide written notice of the proposal or nomination to our Corporate Secretary, at our principal executive offices, between January 2, 2019 and February 1, 2019, which is 90 to 120 days prior to the one-year anniversary of the upcoming annual meeting.  In addition, our stockholders must comply with the requirements of the SEC related to nominations and stockholder proposals and the procedural requirements in our bylaws, which stockholders can obtain from us upon request and which are also on file with the SEC or available on our website at http://investor.rig.net/amended-and-restated-bylaws-0.

Our bylaws provide that if a stockholder wishes to nominate a person for election as director (which is separate from simply recommending someone to be considered by our Corporate Governance and Nominating Committee for inclusion on the Company’s slate of directors) or to propose other business to be considered at one of our annual meetings of stockholders, that stockholder must follow the procedures contained in our bylaws and satisfy the requirements of Regulation 14A of the Exchange Act.  The stockholder proposing such business or making such nomination must be a stockholder of record of our Company on the date the nomination is delivered to our Corporate Secretary and at the time of our annual meeting and be entitled to vote at the annual meeting.  The proposal or nomination must be received by our Corporate Secretary at our principal executive offices not less than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting, except that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be delivered not earlier than the close of business 120 days prior to the annual meeting and no later than 90 days prior to such annual meeting or 10 days following our first public announcement of the date of the annual meeting.  In addition, if the number of directors to be elected to our Board at an annual meeting is increased and there is no public announcement by us naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s nomination shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to our Corporate Secretary at our principal executive offices not later than the close of business on the 10th day following the day on which we first make such public announcement.  These time periods are designed to allow us time to adequately consider all proposals and nominees.

To be considered, each nomination must include the following information:

•
all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

•	the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;
•
a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the nominating stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert with them, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert with him, on the other hand, including, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any of their respective affiliates or associates or persons acting in concert with any such person, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

•
a written questionnaire with respect to the background and qualification of the nominee and the background of any other person or entity on whose behalf the nomination is being made, the form of which questionnaire will be provided by our Corporate Secretary upon written request; and

•
a written representation and agreement, in the form provided by our Corporate Secretary upon written request, that the nominee is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the nominee, if elected as a director, will act

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or vote on any issue or question that has not been disclosed to us or that could limit or interfere with the nominee’s ability to comply, if elected as a director, with the nominee’s fiduciary duties under applicable law, is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than us with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as our director that has not been disclosed to us, and in the nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as our director, and will comply with all of our applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock trading policies and guidelines.

The proposing stockholder must also include such other information as we may reasonably require or that is otherwise reasonably necessary to determine the eligibility of such proposed nominee to serve as a director of the Company, to determine whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any of our publicly-disclosed corporate governance guidelines or committee charters; including our Policy Governing Director Qualifications and Nominations, and that could be material to a reasonable stockholder’s understanding of the independence and qualifications, or lack thereof, of such nominee

To be considered, proposals for business to be considered by our stockholders at an annual meeting, other than the nomination of persons for election as directors, must include the following information:

•	a brief description of the business desired to be brought before the annual meeting;
•	the reasons for conducting such business at the annual meeting;
•
the text of the proposal or business, including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend our Bylaws, the language of the proposed amendment;

•	any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;
•
a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons, including their names, in connection with the proposal of such business by such stockholder; and

•	as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:
—	the name and address of such stockholder, as they appear on our books, and of such beneficial owner, if any,
—	the class or series and number of shares of our capital stock that are, directly or indirectly, owned beneficially and of record by such stockholder and by such beneficial owner,
—
any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of our capital stock, whether or not such instrument or right shall be subject to settlement in the underlying class or series of our capital or otherwise directly or indirectly owned beneficially by such stockholder and by such beneficial owner, if any,

—
any other direct or indirect opportunity held or owned beneficially by such stockholder and by such beneficial owner, if any, to profit or share in any profit derived from any increase or decrease in the value of our shares,

—	any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner, if any, has a right to vote any shares of any of our securities,
—	any short interest in any of our securities,
—	any right to dividends on our shares of capital stock owned beneficially by such stockholder or such beneficial owner, if any, which right is separated or separable from the underlying shares,
—
any proportionate interest in shares of our capital stock or derivative instrument held, directly or indirectly, by a general or limited partnership in which such stockholder or such beneficial owner, if any, is a general partner or with respect to which such stockholder or such beneficial owner, if any, directly or indirectly, beneficially owns an interest in a general partner, and

—
any performance-related fees, other than an asset-based fee, to which such stockholder or such beneficial owner, if any, is entitled to based on any increase or decrease in the value of our shares or derivative instruments, if any, in each case with respect to the information required to be included in the notice.

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Such information must include any such interests held by members of such stockholder’s or such beneficial owner’s immediate family sharing the same household.  All such information must be supplemented by such stockholder and such beneficial owner, if any, not later than 10 days after the record date for the Annual Meeting to disclose such ownership as of the record date, 10 days before the Annual Meeting date, and immediately prior to the commencement of the Annual Meeting, by delivery of such supplemented information to our Corporate Secretary.  Such information shall also include any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, a representation that the stockholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee or otherwise to solicit proxies from stockholders in support of such proposal or nomination.

Where You May Find More Information About Us

We file annual, quarterly and current reports and proxy statements with the SEC.  Our SEC filings are available to the public over the Internet at the SEC's website at www.sec.gov.  You may also read and copy any document that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.  You can call the SEC at 1-800-SEC-0330 for further information on the public reference room and its copy charges.  We maintain a website at http://investor.rig.net/sec.cfm, where we post our SEC filings.  All references to websites included herein are inactive textual references and nothing contained on any such websites shall be deemed incorporated by reference into this proxy statement.

You may request copies of our filings, including any documents incorporated by reference in this proxy statement as described below, without charge, by calling our Investor Relations representative at (281) 674-0100 or write to Investor Relations, 15115 Park Row Boulevard, Suite 300, Houston, Texas 77084-4947.

If you would like to request documents from us, please do so at least five business days before the date of the Annual Meeting in order to receive timely delivery of the documents before the Annual Meeting.  If you request any incorporated documents from us, we will mail them to you by first class mail or other equally prompt means within one business day of receipt of your request, provided that we will not mail any exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this proxy statement incorporates.

You should rely only on the information contained or incorporated by reference in this proxy statement to vote your shares at the Annual Meeting.  We have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in this proxy statement.

The information contained in this document or any document incorporated by reference herein speaks only as of the date indicated on the cover of this document or the document incorporated by reference unless the information specifically indicates that another date applies.

OTHER MATTERS FOR 2018 ANNUAL MEETING

As of the date of this proxy statement, our Board knows of no matters to be acted upon at the Annual Meeting other than the proposals included in the accompanying notice and described in this proxy statement.  If any other matter requiring a vote of stockholders arises, including a question of adjourning the Annual Meeting, the persons named as proxies in the accompanying proxy card will have the discretion to vote thereon according to their best judgment of what they consider to be in the best interests of our Company.  The accompanying proxy card confers discretionary authority to take action with respect to any additional matters that may come before the Annual Meeting or any adjournment or postponement thereof.

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PROPOSALS
PROPOSAL ONE: ELECTION OF DIRECTORS

Members of our Board are elected each year at the annual meeting of stockholders.  Nine of our current Board members have been nominated to stand for re-election at the Annual Meeting and we will have one vacancy.  Mr. Davis has decided not to stand for reelection at our 2018 Annual Meeting.  Upon the expiration of Mr. Davis’ term as a director at the Annual Meeting, the number of directors that will constitute our Board will be decreased from ten to nine.  Our Corporate Governance and Nominating Committee, consisting solely of independent directors, recommended the directors for nomination by our full Board.  Based on that recommendation, our Board has nominated nine directors for election at the Annual Meeting.

Nominees
The following nine directors have all been nominated to serve on our Board until the 2019 Annual Meeting of Stockholders:  James H. Browning, Mattia Caprioli, Ditlef de Vibe, Kevin Mulloy, Kevin J. O’Hara, Keith Olsen, Steven E. Pickett, Gail P. Smith and Brent K. Whittington.  Each of the nominees has consented to serve as a director if so elected.  Each nominee who is elected to our Board will serve in such capacity until his or her term expires or his successor has been duly elected and qualified or, if earlier, until such director dies, resigns or is removed.

Directors will be elected by a majority of the votes cast at the Annual Meeting.  Any current director who does not receive a majority of “For” votes at the Annual Meeting must tender his or her resignation to the Board in accordance with the Board’s majority vote resignation policy, which is described in our bylaws.  Abstentions and broker non-votes with respect to the election of each of the director nominees, will not be counted and will have no effect on the outcome of this proposal.

Our Board recommends that you vote
“FOR” the election of each of the nominated directors.

PROPOSAL TWO: RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee has selected Deloitte & Touche LLP, an independent registered public accounting firm, to audit our consolidated financial statements for fiscal year 2018. Deloitte & Touche LLP has served as our independent auditors since 2007.  We are asking the stockholders to ratify the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2018. The Audit Committee selected Deloitte & Touche LLP in accordance with its charter.

The submission of this matter for ratification by stockholders is not legally required; however, the Audit Committee and Board believe that such submission is consistent with best practices in corporate governance and is an opportunity for stockholders to provide direct feedback on an important issue of corporate governance.  If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm.  The Audit Committee continually monitors the services and fees of the independent auditors and even if the selection is ratified, the Audit Committee in its discretion may select different auditors at any time during the year if it determines that such a change would be in the best interests of our Company and our stockholders.

The Audit Committee has approved all services provided by Deloitte & Touche LLP. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions you may ask.

Fees Paid to Independent Auditors
The following table reflects fees for professional audit services rendered by Deloitte & Touche LLP for the audit of our financial statements for the years ended December 31, 2017 and 2016 and fees billed for other services.

	2017	2016
Audit Fees (1)	$ 1,614,000	$ 1,516,000
Audit Related Fees (2)	39,000	10,000
Tax Fees (3)	282,000	355,000
All Other Fees (4)	2,000	13,000
Total	$ 1,937,000	$ 1,894,000

(1)
Audit Fees consist of professional services and related expenses for the review of interim financial statements, the audit of our annual financial statements and statutory financial audits outside of our annual financial statements.

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(2)	Audit related fees include professional services and related expenses for services in connection with merger and acquisition activity.
(3)	Tax Fees include professional services for tax return preparation, tax advisory services and income tax audit support.
(4)	Fees include subscription costs.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
Pursuant to its charter, the Audit Committee of our Board is responsible for reviewing and approving, in advance, any audit and any permissible non-audit engagement between the Company and its independent auditors.  Deloitte & Touche LLP’s engagement to conduct the audit of RigNet, Inc. for fiscal 2017 was approved in advance by the Audit Committee on August 1, 2017.  All (100.0%) of the services covered in the table above were approved by the Audit Committee and none were provided under the de minimis exception of Section 10A of the Exchange Act.

We have been advised by Deloitte & Touche LLP that substantially all of the work done in conjunction with its audit of the Company’s financial statements for the most recently completed fiscal year was performed by full-time employees and partners of Deloitte & Touche LLP.  The Audit Committee has determined that the provision of services rendered for all other fees, as described above, is compatible with maintaining independence of Deloitte & Touche LLP.

Proposal No. 2 must be approved by a majority of the votes cast on the proposal.  As approval of auditors is a routine matter on which brokers may vote without instructions, broker non-votes will not affect the outcome of the vote on this proposal as none are expected to occur and abstentions will have no effect on this proposal under Delaware law as they are not votes cast. If the selection of Deloitte & Touche LLP is not ratified accordingly, our Board will consider whether we should select another independent registered public accounting firm as our auditors.

Our Board recommends that you vote
“FOR” the ratification of Independent Public Accountants

PROPOSAL THREE:  ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

At the Annual Meeting, the stockholders will vote on a non-binding, advisory resolution regarding the compensation of the Company’s NEOs as required pursuant to the Dodd-Frank Act.

We believe that our compensation policies and procedures are competitive, focused on pay-for-performance and strongly aligned with the long-term interests of our stockholders.  This advisory stockholder vote, commonly known as “Say-On-Pay,” gives you as a stockholder the opportunity to express approval or withhold approval of the compensation we pay our NEOs through voting for or against the following resolution:

“Resolved, that the stockholders approve the compensation of the Company’s NEOs as disclosed in the Company’s 2018 proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, which includes the Compensation Discussion and Analysis, the Summary Compensation Table and the other executive compensation tables and related discussion.”

The Company and the Compensation Committee remain committed to the compensation philosophy, policies and objectives outlined under the heading “Compensation Discussion and Analysis” in this proxy statement.  The Compensation Committee will continue to review all elements of the executive compensation program and take any steps it deems necessary to continue to fulfill the objectives of the program.

Stockholders are encouraged to carefully review the “Compensation Discussion and Analysis” section of this proxy statement for a detailed discussion of the Company’s executive compensation program.

Because your vote is advisory, it will not be binding upon the Company or the Board.  However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.  We currently conduct annual advisory votes on executive compensation, and we expect to conduct the next advisory vote at our 2019 Annual Meeting of Stockholders.

This advisory resolution must be approved by the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting.  Abstentions and broker non-votes with respect to the approval of this proposal will have the effect of a vote against this proposal.

Our Board recommends that you vote
“FOR” the resolution to approve on a non-binding advisory basis the compensation of RigNet’s named executive officers.

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APPENDIX
NON-GAAP MEASURE RECONCILIATION OF MANAGEMETN EBITDA

We define Management EBITDA as Adjusted EBITDA as reported in our financial reports, further adjusted based on budgeted exchange rates and other exceptional items such as acquisitions or acquisition costs, as approved by the Board. Both Management EBITDA and Adjusted EBITDA should not be considered as an alternative to net income (loss), operating income (loss) or any other measure of financial performance calculated or presented in accordance with generally accepted accounting principles (GAAP).

The following table presents a reconciliation of our net income (loss) to Management EBITDA for the year ended December 31, 2017 (in thousands):

Adjusted EBITDA Reconciliation as disclosed in RigNet’s Form 10-K:

Net loss	$ (16,197)
Interest expense	2,870
Depreciation and amortization	30,845
Loss on sales of property, plant and equipment, net of retirements	55
Stock-based compensation	3,703
Restructuring	767
Change in fair value of earn-out/contingent consideration	(320)
Executive departure costs	1,192
Acquisition costs	3,282
Income tax expense	3,472
Adjusted EBITDA (non-GAAP measure)	29,669
Further Adjustments to Compute Management EBITDA:

Foreign currency adjustment approved by the Board	693

Management EBITDA (non-GAAP measure)	$ 30,362
The Board, its Compensation Committee and management use Management EBITDA to assess performance in determining certain components of our executive compensation.

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date.
Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

RIGNET, Inc c/o Broadridge Corporate Issuer Solutions PO Box 1342 Brentwood, NY 11717	VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors

	Nominees:	For	Against	Abstain

01	James H. Browning	☐	☐	☐	The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

02	Mattia Caprioli	☐	☐	☐
					2	To ratify the selection of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2018.	☐	☐	☐
03	Kevin Mulloy	☐	☐	☐

04	Kevin J. O'Hara	☐	☐	☐
					3	Approve named executive officers' compensation as a non-binding advisory vote.	☐	☐	☐
05	Keith Olsen	☐	☐	☐

06	Brent K. Whittington	☐	☐	☐
NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the annual meeting or any postponements or adjournments thereof or other matters permitted by Rule 14a-4(c)under the Exchange Act.

07	Ditlef de Vibe	☐	☐	☐

08	Steven E. Pickett	☐	☐	☐

		Yes	No

Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

RIGNET, INC
Annual Meeting of Stockholders
May 2, 2018 8:00 AM (Central Daylight Time)
This proxy is solicited by the Board of Directors

The undersigned hereby appoints James Browning, Steven E. Pickett and Brad Eastman, jointly and severally, as the undersigned's proxy or proxies, each with full power of substitution and to act without the other, to vote in the manner directed herein all shares of common stock of RigNet, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders to be held at RigNet's corporate office at 15115 Park Row Blvd. Suite 300, Houston, Texas 77084 and any postponements or adjournments thereof, as fully as the undersigned could if personally present, revoking any proxy or proxies heretofore given. The Board of Directors of the Company recommends a vote "FOR" all nominees for director, and "For" all other proposals.

This proxy is solicitated on behalf of the Board of Directors. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted "FOR" all nominees for director and "FOR" all other proposals. In their discretion, the proxies named above are authorized to vote upon such other matters that may properly come before the Annual Meeting, or any adjournment or postponement thereof and other matters permitted by Rule 14a-4(c) under the Exchange Act of 1934, as amended.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.

Continued and to be signed on reverse side